EXHIBIT 10.1

EXECUTION VERSION

FOUR CORNERS OPERATING PARTNERSHIP, LP

FOUR CORNERS PROPERTY TRUST, INC.

$50,000,000 4.68% Senior Guaranteed Notes, Series A, due June 7, 2024

$75,000,000 4.93% Senior Guaranteed Notes, Series B, due June 7, 2027

NOTE PURCHASE AGREEMENT

Dated April 19, 2017

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SCHEDULE A	—	DEFINED TERMS

SCHEDULE B	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE 1-A	—	FORM OF 4.68% SENIOR GUARANTEED NOTE, SERIES A, DUE JUNE 7, 2024

SCHEDULE 1-B	—	FORM OF 4.93% SENIOR GUARANTEED NOTE, SERIES B, DUE JUNE 7, 2027

SCHEDULE 2	—	FORM OF PARENT GUARANTY AGREEMENT

SCHEDULE 3	—	FORM OF SUBSIDIARY GUARANTY AGREEMENT

SCHEDULE 4.4(a)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE OBLIGORS

SCHEDULE 4.4(b)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

SCHEDULE 5.3	—	DISCLOSURE MATERIALS

SCHEDULE 5.4	—	SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.10	—	ELIGIBLE UNENCUMBERED REAL PROPERTY ASSETS AND ELIGIBLE UNENCUMBERED MORTGAGE NOTE VALUE

SCHEDULE 5.15	—	EXISTING INDEBTEDNESS

SCHEDULE 7.2	—	FORM OF COMPLIANCE CERTIFICATE

SCHEDULE DAT	—	DARDEN ACQUIRED TENANTS

SCHEDULE DT	—	DARDEN TENANTS

SCHEDULE EDL	—	EXCLUDED DARDEN LEASES

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FOUR CORNERS OPERATING PARTNERSHIP, LP

591 Redwood Highway, Suite 1150

Mill Valley, CA 94941

FOUR CORNERS PROPERTY TRUST, INC.

591 Redwood Highway, Suite 1150

Mill Valley, CA 94941

$50,000,000 4.68% Senior Guaranteed Notes, Series A, due June 7, 2024

$75,000,000 4.93% Senior Guaranteed Notes, Series B, due June 7, 2027

April 19, 2017

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE B HERETO:

Ladies and Gentlemen:

Four Corners Operating Partnership, LP, a Delaware limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), and Four Corners Property Trust, Inc., a Maryland corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Parent” and together with the Company, the “Obligors” and each, an “Obligor”) agree with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (a) $50,000,000 aggregate principal amount of its 4.68% Senior Guaranteed Notes, due June 7, 2024 (the “Series A Notes”), and (b) $75,000,000 of its 4.93% Senior Guaranteed Notes, due June 7, 2027 (the “Series B Notes” and together with the Series A Notes, the “Notes”, such term to include any such notes as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13). The Series A Notes and the Series B Notes shall be substantially in the form set out in Schedule 1-A and Schedule 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.5 shall govern.

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SECTION 2. SALE AND PURCHASE OF NOTES.

Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing as provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2. Parent Guaranty. The payment by the Company of all amounts due under this Agreement and the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed from time to time by the Initial Parent Guarantors pursuant to a guaranty substantially in the form of Schedule 2 (the “Parent Guaranty”), subject to and in accordance with the terms and conditions set forth in Section 9.8.

Section 2.3. Subsidiary Guaranty. The payment by the Company of all amounts due under this Agreement and the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed from time to time by certain Subsidiaries of the Company pursuant to a guaranty substantially in the form of Schedule 3 (the “Subsidiary Guaranty”), subject to and in accordance with the terms and conditions set forth in Section 9.7.

SECTION 3. CLOSING.

The execution and delivery of this Agreement shall occur on April 19, 2017 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Greenberg Traurig, LLP, 77 West Wacker Drive, Suite 3100, Chicago, Illinois 60601, at 9:00 a.m., Chicago time, at a closing on June 7, 2017 (the “Closing”) or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 4671461366 at Wells Fargo Bank, N.A., 201 3rd Street, San Francisco, California, 94103, ABA# 121000248, Account Name: Four Corners Operating Partnership, LP. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

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SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1. Representations and Warranties.

(a) Representations and Warranties of the Obligors. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the Closing.

(b) Representations and Warranties of the Parent Guarantors. The representations and warranties of the Parent Guarantors in the Parent Guaranty shall be correct when made and at the Closing.

Section 4.2. Performance; No Default. The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement and the Parent Guaranty, as applicable, required to be performed or complied with by it prior to or at the Closing and from the Execution Date to the Closing assuming that Sections 9 and 10 are applicable from the Execution Date. From the Execution Date until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. None of the Obligors nor any of their respective Subsidiaries shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of the Secretary or Assistant Secretary of the General Partner, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

(c) Officer’s Certificate of the Parent Guarantors. Each Parent Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d) Secretary’s Certificate of the Parent Guarantors. Each Parent Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Agreements to which they are a party and (ii) such Parent Guarantor’s organizational documents as then in effect.

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Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Hogan Lovells LLP, counsel for the Obligors, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company and Parent hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Greenberg Traurig, LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

Section 4.7. Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9. Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Four Corners Operating Partnership, LP	Note Purchase Agreement

Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.12. Release of Subsidiary Guaranties and Pledges under Bank Credit Agreement. All pledges and pledged collateral and subsidiary guaranties in respect of the Bank Credit Agreement shall have been, or shall be substantially simultaneously with Closing, released and of no further force and effect.

Section 4.13. Parent Guaranty. The Company will cause each Initial Parent Guarantor to enter into a Parent Guaranty and deliver an executed copy thereof to such Purchaser. The Parent Guaranty shall be in full force and effect.

Section 4.14. Rating on Notes. Each Purchaser shall have received a final ratings letter provided by Fitch Ratings that the Notes, when issued, will be rated at least BBB-.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

As of the Execution Date and as of the date of Closing, the Company (and solely to the extent that such representations and warranties relate to the Parent, the Parent) represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Parent has the limited partnership or corporate, as applicable, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and, with respect to the Company only, the Notes, and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and, with respect to the Company only, the Notes, have been duly authorized by all necessary corporate, general partnership or

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limited partnership action on the part of the Company and the Parent, as applicable, and this Agreement constitutes, and, with respect to the Company only, the Notes will constitute upon execution and delivery thereof, a legal, valid and binding obligation of the Company and the Parent, as applicable, enforceable against the Company and the Parent, as applicable, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agents, J.P. Morgan Securities LLC and Barclays Capital Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated February 22, 2017 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business of the Parent and its Subsidiaries. This Agreement, the Memorandum, the financial statements referenced in Section 5.5, and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to March 16, 2017 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which they were made, provided that, with respect to projections, estimates and other forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since December 31, 2016, there has been no change in the financial condition, operations, business, properties or prospects of the Parent, the Company or any of their respective Subsidiaries except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries and Joint Ventures. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Parent’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary and showing whether such Subsidiary is a Material Subsidiary, (ii) the Parent’s Joint Ventures, showing, as to each Joint Venture, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each Subsidiary and (iii) the Parent’s and Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary and Joint Venture shown in Schedule 5.4 as being owned by the Parent or another member of the Consolidated Group, as applicable, have been validly issued, are fully paid and non-assessable and are owned by the Parent or another member of the Consolidated Group free and clear of any Lien (except as disclosed in Schedule 5.4).

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(c) Each Subsidiary and Joint Venture identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary and Joint Venture has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary or Joint Venture is a party to or otherwise subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4, customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary or Joint Venture to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary or Joint Venture.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser the Parent’s report on Form 10-K for the fiscal year ended December 31, 2016 and its quarterly report on Form 10-Q for the quarterly period ending on September 30, 2016, each of which contain consolidated financial statements of the Consolidated Group. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Consolidated Group as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). The Parent, the Company and their respective Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of the Financing Agreements to which they are a party, will not (i) contravene, result in any breach of, or constitute a default under or result in the creation of any Lien in respect of any property of such Obligor or any Subsidiary under (A) any indenture, mortgage, deed of trust, loan, purchase or credit agreement or any other material agreement or instrument in any material respect, or (B) the corporate charter, by-laws or shareholders agreement, in each case of the foregoing, to which the Obligors or any Subsidiary is bound or by which the Obligors or any Subsidiary or any of their respective properties may be bound or affected, or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Obligors or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Obligors or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is

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required in connection with the execution, delivery or performance by any Obligor of the Financing Agreements to which it is a party, except for consents, approvals, authorizations, filings and declarations, which have been duly obtained, given or made and are in full force and effect, and any required filing on Form 8-K with the SEC in connection with this Agreement.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting such Obligor or any Subsidiary or any property of such Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither any Obligor nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. Each Obligor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Obligor or Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. No Obligor knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and their respective Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.10. Title to Property; Leases. (a) Each Obligor and its Subsidiaries have good and sufficient title to, or valid leasehold interests in, their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Obligors or any of their Subsidiaries after such date (except as sold or otherwise disposed of in the ordinary course of business), except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case free and clear of Liens prohibited by this Agreement.

(b) Each of the Real Property Assets included as Eligible Unencumbered Real Property Assets for purposes of this Agreement satisfies the requirements for Eligible Unencumbered Real Property Asset set forth in the definition thereof. Schedule 5.10 hereto sets forth as of the Execution Date a complete list of (i) each Eligible Unencumbered Real Property Asset and whether such asset is subject to a Qualifying Ground Lease and (ii) any Mortgage Notes included in Eligible Unencumbered Mortgage Note Value.

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Section 5.11. Licenses, Permits, Etc. Except as could not reasonably be expected to have a Material Adverse Effect:

(a) each Obligor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto without known conflict with the rights of others;

(b) to the knowledge of each Obligor, no product or service of such Obligor or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

(c) to the knowledge of each Obligor, there is no violation by any Person of any right of such Obligor or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by such Obligor or any of its Subsidiaries.

Section 5.12. Compliance with ERISA. (a) The Company, the Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company, the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and to the knowledge of each Obligor no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company, the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) None of the Plans (other than Multiemployer Plans) is subject to Title IV of ERISA.

(c) The Parent, the Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Parent’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent, the Company and their Subsidiaries is not Material.

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(e) The execution and delivery of this Agreement and the Parent Guaranty and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company and the Parent to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) The Obligors and their Subsidiaries do not have any Non-US Plans.

Section 5.13. Private Offering by the Company. Neither the Obligors nor anyone acting on their behalf has offered the Notes, the Parent Guaranty or any similar Securities for sale to, or solicited any offer to buy the Notes, the Parent Guaranty or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither any Obligor nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Parent Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction. Without limiting the foregoing, the Purchasers shall not be deemed to be acting on behalf of any of the Obligors for purposes of this Section 5.13.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for general corporate purposes and the repayment of indebtedness. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Consolidated Group and neither the Company nor the Parent has any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of each Obligor and its Subsidiaries as of December 31, 2016 (including descriptions of the obligors and the original lender (or, if applicable, administrative agent) therefor, principal amounts outstanding, a general description of the primary collateral therefor and a description of any Guaranties thereof), since which date there has been no Material change in the amounts (other than changes in line of credit balances arising in the ordinary course of business of the Company), interest rates (other than with respect to variable interest rates and changes in the

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underlying index rates), sinking funds, installment payments or maturities of the Indebtedness of any Obligor or its Subsidiaries. Neither any Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as provided in the agreements and documents related to Indebtedness described in Schedule 5.15, neither any Obligor nor any Subsidiary has agreed or consented to cause or permit in any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither any Obligor nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Obligors, except as referred to in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Parent, the Company nor any Controlled Entity is (i) a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Parent, the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Parent’s or the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent, the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

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(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Parent and the Company have established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent, the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. None of the Obligors nor any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995 or the Federal Power Act.

Section 5.18. Environmental Matters. (a) None of the Obligors nor of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against such Obligor or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) None of the Obligors nor any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) None of the Obligors nor any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) None of the Obligors nor any of their respective Subsidiaries has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Obligors or any of their respective Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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Section 5.19. REIT Status. The Parent has taken all necessary actions to qualify as a real estate investment trust under the Code for all taxable years commencing with its taxable year beginning January 1, 2016, and has not taken any action which would prevent it from maintaining such qualification in the future.

Section 5.20. Required Releases. Substantially simultaneously with the Closing, all pledges and pledged collateral and subsidiary guaranties in respect of the Bank Credit Agreement have been released and are of no further force and effect.

Section 5.21. Solvency. The Obligors, taken as a whole are, and after giving effect to the issuance of the Notes, will be solvent.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. (a) Each Purchaser severally represents that it is an “accredited investor” within the meaning of Regulation D of the Securities Act and is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds that are “accredited investors” within the meaning of Regulation D of the Securities Act and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that neither the Notes nor the Parent Guaranty has been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes or the Parent Guaranty.

(b) Without limiting the foregoing, each Purchaser severally agrees that it will not, directly or indirectly, resell the Notes purchased by it to a Person which it is aware is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby).

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

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(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

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(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Primary Credit Facility or the date on which such corresponding financial statements are delivered under the Primary Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) an unaudited consolidated balance sheet of the Consolidated Group as at the end of such quarter, and

(ii) unaudited consolidated statements of operations, changes in shareholders’ equity and cash flows of the Consolidated Group, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes;

(b) Annual Statements — within 90 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the

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Parent is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Primary Credit Facility or the date on which such corresponding financial statements are delivered under the Primary Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Parent, duplicate copies of,

(i) a consolidated balance sheet of the Consolidated Group as at the end of such year, and

(ii) consolidated statements of operations, changes in shareholders’ equity and cash flows of the Consolidated Group for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall include a statement to the effect that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Primary Credit Facility Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement (collectively, “Reports”) sent by the Parent, the Company or any Subsidiary to the administrative agent under the Primary Credit Facility pursuant to any reporting requirements thereunder (excluding (x) Reports sent to such administrative agent in the ordinary course of administration of the Primary Credit Facility, such as information relating to pricing, interest period elections, prepayment notices, and borrowing requests or availability calculations, (y) Reports provided in response to specific inquiries from any lender or agent under the Primary Credit Facility and (z) Reports that correspond to Reports that are separately required to be provided pursuant to the requirements of the Financing Agreements (it being understood that the compliance certificate required pursuant to Section 7.2(a) hereof shall be in lieu of any compliance certificate required under the Primary Credit Facility), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Parent, the Company or any Subsidiary with the SEC and of all press releases and other statements made available to its public Securities holders generally by the Parent, the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five (5) days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with

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respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company or the Parent is taking or proposes to take with respect thereto;

(e) Employee Benefits Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company, the Parent or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Execution Date; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company, the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent, the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Independent Auditors — within 10 days following the date on which the Parent’s independent auditors resign or the Parent elects to change independent auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent, the Company or any of its Subsidiaries (including, but without

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limitation, actual copies of the Parent’s Form 10-Q and Form 10-K) or relating to the ability of the Parent or the Company to perform its obligations hereunder and, with respect to the Company only, under the Notes as from time to time may be reasonably requested by any such holder of a Note.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer substantially in the form attached hereto as Schedule 7.2 (the “Compliance Certificate”):

(a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Parent and the Company were in compliance with the applicable requirements of Section 10.6 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and a statement of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence, together with (i) a reconciliation of such financial statements with Static GAAP (if Static GAAP is being applied at such time), showing in reasonable detail the effect of the application of Static GAAP and (ii) a Parent Release Reconciliation (if such a reconciliation is required at such time under Section 9.8(c)(viii)), showing in reasonable detail the effect of the exclusion of Kerrow and its Subsidiaries from the calculation of the financial covenants. In the event that the Parent, the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.3) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent, the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Parent, the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent or the Company, as applicable, shall have taken or proposes to take with respect thereto; and

(c) Guarantors — if applicable, setting forth a list of all Persons that are Guarantors and certifying that each Person that is required to be a Guarantor pursuant to Section 9.7 and 9.8 is a Guarantor, in each case, as of the date of such certificate of the Senior Financial Officer.

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Section 7.3. Visitation. The Company and the Parent shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Parent and Company, to discuss the affairs, finances and accounts of the Parent and the Company and their Subsidiaries with the Parent’s and the Company’s officers, and (with the consent of the Parent and the Company, which consent will not be unreasonably withheld) their independent public accountants, and with the consent of the Parent and the Company, which consent will not be unreasonably withheld, to visit the other offices and properties of the Parent, the Company and each Subsidiary subject to the terms and conditions of any lease agreement in the case of properties under lease to third parties, all at such reasonable times during regular business hours and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Parent, the Company and each Subsidiary subject to the terms and conditions of any lease agreement in the case of properties under lease to third parties, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each of the Parent and the Company authorizes said accountants to discuss the affairs, finances and accounts of the Parent, the Company and their Subsidiaries), all at such times during regular business hours and as often as may be requested.

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (c) or (h) and Sections 7.2, 9.7, 9.8 or 10.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or (h), 9.7, 9.8 or 10.2 are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(ii) the Parent shall have filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form available on its home page on the internet, which is located http://www.fcpt.com/ as of the Execution Date;

(iii) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of

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Section 7.2 and any other information required under Section 7.1(c) and (h) is posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(iv) the Parent shall have filed any of the items referred to in Section 7.1(c)(ii) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than the confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (ii) and (iii) (other than information required under Section 7.1(c)(ii)), the Company shall have given each holder of a Note prompt written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 7.5. Limitation on Disclosure Obligation. Notwithstanding the obligations under Section 7.1(h) or 7.3, no Obligor shall be required to disclose information (x) to the extent that such disclosure to the holder of Notes violates any bona fide contractual confidentiality obligations by which it is bound, so long as (i) such obligations were not entered into in contemplation of this Agreement or any of the other transactions contemplated hereby and (ii) such obligations are owed by it to a third party or (y) as to which it has been advised by counsel that the provision of such information to any holder of Notes would give rise to a waiver of the attorney-client privilege.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes being so prepaid written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such

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principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or such Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

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“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yield(s)” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year

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comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Change of Control Prepayment Offer. (a) Promptly upon becoming aware that a Change of Control will occur or has occurred (and in any event not later than 10 Business Days thereafter), the Company shall give written notice (the “Change of Control Notice”) of such fact to each holder of the Notes. The Change of Control Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.7 and the rights of the holders hereunder and (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder at 100% of the principal amount of such Notes at par (without any premium, penalty or Make-Whole Amount of any kind), together with interest accrued thereon to the prepayment date selected by the Company, which prepayment shall be on a date specified in the Change of Control Notice, which date shall be a Business Day not less than 20 nor more than 60 days after such Change of Control Notice is given should any agreement to the contrary not be reached among the Company and each of the holders of the Notes.

(b) A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company not more than 15 days after the date of the written offer notice referred to in subsection (a) of this Section 8.7. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(c) On the prepayment date specified in the Change of Control Notice, the entire unpaid principal amount of the Notes held by each holder of Notes which has accepted such prepayment offer, together with interest accrued thereon to the prepayment date (but without any premium, penalty or Make-Whole Amount of any kind), shall become due and payable.

(d) For purposes of this Section 8.7 a “Change of Control” means (a) for any reason whatsoever any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect at the Closing) shall beneficially own a percentage of the then outstanding Equity Interests of the Parent having the

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power, directly or indirectly, to vote for the election of directors (or their equivalent) of the Parent (“Voting Equity Interests”) that is more than 35% of the outstanding Voting Equity Interests of the Parent; or any “person” or “group” otherwise acquires the power to direct, directly or indirectly, the management or policies of the Parent; or (b) during any period of twelve (12) consecutive months beginning on the Execution Date, individuals who at the beginning of any such twelve (12)-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office.

SECTION 9. AFFIRMATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Company (and with respect to Section 9.9 and 9.11, the Parent) covenants that:

Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Company will and will cause the Parent and each of their respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause the Parent and each of their respective Subsidiaries to, maintain (either directly or indirectly by using commercially reasonable efforts to cause its tenants to maintain in accordance with the lease agreement for leased properties), with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will, and will cause the Parent and each of their respective Subsidiaries to, maintain and keep (either directly or indirectly by using commercially reasonable efforts to cause its tenants to maintain and keep in accordance with the lease agreement for leased properties), their respective properties in good repair, working order and condition (other than ordinary wear and tear and casualty and condemnation events), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company, the Parent or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such

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discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause the Parent and each of their respective Subsidiaries to (either directly or indirectly by using commercially reasonable efforts to cause its tenants to in accordance with the lease agreement for leased properties), file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, the Parent or any Subsidiary, provided that none of the Company, the Parent nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company, the Parent or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company, the Parent or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company, the Parent or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will, and will cause the Parent to, at all times preserve and keep its limited partnership or corporate, as applicable, existence in full force and effect. The Company will, and will cause the Parent to, all times preserve and keep in full force and effect the partnership, limited liability company or corporate, as applicable, existence of each of their Subsidiaries (unless (i) in the case of a Subsidiary of the Parent, a Parent Company is merged into the Parent or another Parent Company and (ii) in the case of a Subsidiary of the Company, such Subsidiary is merged into the Company or a Wholly-Owned Subsidiary or otherwise merged into a Person in a transaction otherwise permitted under this Agreement) and all rights and franchises of the Company, the Parent and their Subsidiaries unless, in the good faith judgment of the Company or the Parent, as applicable, the termination of or failure to preserve and keep in full force and effect such partnership, limited liability company or corporate existence, as applicable, or right or franchise, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause the Parent and each of their respective Subsidiaries to, maintain proper books of record and account in a manner that permits the preparation of financial statements in conformity with GAAP and in compliance in all material respects with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, the Parent or such Subsidiary, as the case may be. The Company will, and will cause the Parent and each of their respective Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect in all material respects all transactions and dispositions of assets. The Company, the Parent and their respective Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause the Parent and each of their respective Subsidiaries to, continue to maintain such system.

Four Corners Operating Partnership, LP	Note Purchase Agreement

Section 9.7 Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Primary Credit Facility to concurrently therewith become a Subsidiary Guarantor by becoming a party to the Subsidiary Guaranty.

(b) The Company will cause each Subsidiary that is required to become a Subsidiary Guarantor pursuant to paragraph (a) above to deliver the following to each holder of a Note:

(i) an executed counterpart of the Subsidiary Guaranty or a supplement to such Subsidiary Guaranty;

(ii) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(iii) a Secretary’s Certificate of such Subsidiary consistent with the requirements of Section 4.3(b) (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company) with respect to the execution and delivery of the Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder and, where applicable, good standing of such Subsidiary in its jurisdiction of organization dated not more than 30 days prior to the date of the documents delivered pursuant to clause (b)(i) above; and

(iv) to the extent required under the Primary Credit Facility in connection with such joinder as a Subsidiary Guarantor, an opinion of counsel (which may be of in-house counsel) to the effect that all agreements or instruments effecting such joinder are enforceable in accordance with their terms.

(c) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that has provided a Subsidiary Guaranty under paragraph (a) of this Section 9.7 may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty and shall be automatically released from its obligations thereunder effective upon the satisfaction of the following conditions (and without the need for the execution or delivery of any other document by the holders):

(i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Primary Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) under such Primary Credit Facility;

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(ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing;

(iii) no amount is then due and payable under the Subsidiary Guaranty;

(iv) if in connection with such Subsidiary Guarantor being released and discharged under any Primary Credit Facility, any fee is given to any holder of Indebtedness under such Primary Credit Facility solely for such release, the holders of the Notes shall receive equivalent consideration on a pro rata basis (or other form of consideration reasonably acceptable to the Required Holders) substantially concurrently with the release hereunder; and

(v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).

In connection with such release, if requested by the Company, each holder of Notes shall execute and deliver, at the sole cost and expense of the Company, such documents as the Company may reasonably request to evidence such release.

Section 9.8. Parent Guarantors. (a) The Company will cause each Parent Company that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Primary Credit Facility to concurrently therewith become a Parent Guarantor by becoming a party to the Parent Guaranty.

(b) The Company will cause each Parent Company that is required to become a Parent Guarantor pursuant to paragraph (a) above to deliver the following to each holder of a Note:

(i) an executed counterpart of the Parent Guaranty or a supplement thereto;

(ii) a certificate signed by an authorized responsible officer of such Parent Company containing representations and warranties on behalf of such Parent Company to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Parent Company and such Parent Guaranty rather than the Company);

(iii) a Secretary’s Certificate of such Parent Company consistent with the requirements of Section 4.3(d) with respect to the execution and delivery of the Parent Guaranty and the performance of such Parent Company of its obligations thereunder and, where applicable, good standing of such Parent Company in its jurisdiction of organization dated not more than 30 days prior to the date of the documents delivered pursuant to clause (b)(i) above; and

(iv) to the extent required under the Primary Credit Facility in connection with such joinder as a Parent Guarantor, an opinion of counsel (which may be in-house counsel) to the effect that all agreements or instruments effecting such joinder are enforceable in accordance with their terms.

Four Corners Operating Partnership, LP	Note Purchase Agreement

(c) At the election of the Company and by written notice to each holder of Notes, any Parent Guarantor that has provided a Parent Guaranty under paragraph (a) of this Section 9.8 may be discharged from all of its obligations and liabilities under the Parent Guaranty and shall be automatically released from its obligations thereunder effective upon the satisfaction of the following conditions (and without the need for the execution or delivery of any other document by the holders):

(i) if such Parent Guarantor is a guarantor or is otherwise liable for or in respect of any Primary Credit Facility, then such Parent Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Parent Guarantor under the Parent Guaranty) under such Primary Credit Facility;

(ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing;

(iii) no amount is then due and payable under the Parent Guaranty;

(iv) if in connection with such Parent Guarantor being released and discharged under any Primary Credit Facility, any fee is given to any holder of Indebtedness under such Primary Credit Facility solely for such release, the holders of the Notes shall receive equivalent consideration on a pro rata basis (or other form of consideration reasonably acceptable to the Required Holders) substantially concurrently with the release hereunder;

(v) in the case of a release of the Parent from the Parent Guaranty, the Parent and the other Parent Companies are in compliance with Section 10.8;

(vi) in the case of a release of the Parent from the Parent Guaranty, each Purchaser shall have received a final ratings letter provided by an Acceptable NRSRO that the Notes will be rated at least BBB- after giving effect to such release;

(vii) in the case of a release of the Parent from the Parent Guaranty, from and after such release, Kerrow and its Subsidiaries shall not be included in the determination of the financial covenants in Section 10.6, and the Company shall be in compliance with the financial covenants in Section 10.6 on a pro forma basis after giving effect to such release (as shown in a Compliance Certificate delivered at the time of the request for such release, prepared in accordance with clause (viii) below);

(viii) in the case of a release of the Parent from the Parent Guaranty, from and after such release, the Company shall include in the Compliance Certificate prepared pursuant to Section 7.2(a) a reconciliation between the financial statements delivered pursuant to Section 7.1(a) and (b) and the calculation of the financial covenants pursuant to Section 10.6 showing in reasonable detail the effect of the exclusion of Kerrow and its

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Subsidiaries from the calculation of such financial covenants, in each case, in the event that there is any impact on the financial covenant calculations as a result of such exclusion (a “Parent Release Reconciliation”); and

(ix) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv) above and, if applicable, clauses (v) through (viii) above.

In connection with such release, if requested by the Company, each holder of Notes shall execute and deliver, at the sole cost and expense of the Company, such documents as the Company may reasonably request to evidence such release.

Section 9.9. Maintenance of REIT Status. The Parent shall at all times maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

Section 9.10. Rating on Notes. The Company will cause to be maintained at all times a Credit Rating from at least one Acceptable NRSRO that indicates that it will monitor the rating on an ongoing basis. During November of each year the Company shall provide a notice to each of the holders of Notes sent in a manner provided in Section 18 with respect to any then current Credit Ratings.

Section 9.11. Ownership.

(a) Subject to the MFL Principles, the Parent shall at all times own, directly or indirectly, at least 70% of the issued and outstanding Equity Interests of the Company (the “Parent Ownership Requirement”).

(b) No Person other than a Parent Company shall be the sole general partner of the Company or shall have the sole and exclusive power to exercise all Control over the Company.

SECTION 10. NEGATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Company (and with respect to Sections 10.7 and 10.8, the Parent) covenants that:

Section 10.1. Transactions with Affiliates. The Company will not, and will not permit the Parent or any of their respective Subsidiaries to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except (a) the transactions pursuant to the Asset Transfer Documents, (b) any transaction among the Parent, the Company and their Subsidiaries (including an entity that becomes a Subsidiary as a result of such transaction) which is not otherwise prohibited by this Agreement and that do not involve any other Affiliate, (c) in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent, the Company or such Subsidiary than could be

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obtained on an arm’s-length basis from unrelated third parties, (d) any Restricted Payment permitted by Section 10.7 and (e) loans to, purchases of any Equity Interests of, contributions to or other investments in any unconsolidated Joint Venture not otherwise prohibited under this Agreement.

Section 10.2. Merger, Consolidation, Etc. The Company will not, and will not permit any Parent Guarantor or any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, unless:

(a) in the case of any such transaction involving a Parent Guarantor or the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Parent Guarantor or the Company as an entirety, as the case may be, shall be a solvent corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if such Parent Guarantor or the Company is not such corporation, limited liability company or limited partnership, (i) such corporation, limited liability company or limited partnership shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each applicable covenant and condition of this Agreement (in the case of the Company or the Parent), the Notes (in the case of the Company) and the Parent Guaranty (in the case of any Parent Guarantor) and (ii) such corporation, limited liability company or limited partnership shall have caused to be delivered to each holder of any Notes a customary opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms;

(b) in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (2) a solvent corporation, limited liability company or partnership (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if such successor is not a Subsidiary Guarantor and is otherwise required to become a Subsidiary Guarantor pursuant to Section 9.7, (A) such corporation, limited liability company or partnership shall have executed and delivered to each holder of Notes an executed counterpart of the Subsidiary Guaranty or a supplement to such Subsidiary Guaranty and (B) the Company shall have caused to be delivered to each holder of Notes the items required pursuant to Section 9.7(b)(iii) and (iv) in connection with such execution or (3) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of this Agreement and would not be in violation of any term or provision of this Agreement before and after giving effect to such transaction;

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(c) in the case of any such transaction involving any Parent Guarantor or the Company, each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(d) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of any Parent Guarantor, the Company or any Subsidiary Guarantor shall have the effect of releasing such Parent Guarantor, the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation, limited liability company or partnership that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (i) this Agreement (in the case of the Company or the Parent), (ii) the Notes (in the case of the Company), (iii) the Parent Guaranty (in the case of any Parent Guarantor) or (iv) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of (x) a Parent Guarantor, such Parent Guarantor is released from the Parent Guaranty in accordance with Section 9.8(c) in connection with or immediately following such conveyance, transfer or lease and (y) a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(c) in connection with or immediately following such conveyance, transfer or lease.

Section 10.3. Line of Business. The Company will not, and will not permit the Parent or any of their respective Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Consolidated Group, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Consolidated Group, taken as a whole, is engaged on the Execution Date as described in the Memorandum.

Section 10.4. Terrorism Sanctions Regulations. The Company will not, and will not permit the Parent or any of their respective Controlled Entities (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5. Liens. The Company will not, and will not permit the Parent or any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Liens pursuant to any of the Financing Agreements;

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(b) Permitted Encumbrances;

(c) Liens securing Permitted Separately Financed Subsidiary Debt; provided that in the case of any Permitted Separately Financed Subsidiary Debt, (i) such Lien will only be on the assets of the Separately Financed Subsidiary (or group of Separately Financed Subsidiaries) incurring such Permitted Separately Financed Subsidiary Debt and the Equity Interests issued by such Separately Financed Subsidiary (or group of Separately Financed Subsidiaries) and (ii) the only assets of the Separately Financed Subsidiary (or group of Separately Financed Subsidiaries) incurring such Permitted Separately Financed Subsidiary Debt shall be the Real Property Asset(s) which are being financed by such Permitted Separately Financed Subsidiary Debt and any income or other assets reasonably related thereto or derived therefrom;

(d) Liens on cash and Cash Equivalents of the Company, Kerrow or any of their respective Subsidiaries securing obligations under non-speculative Swap Agreements not otherwise prohibited by this Agreement;

(e) Liens in favor of the Company or its Subsidiaries of the type described in the definition of Eligible 1031 Property;

(f) customary Liens arising in the ordinary course of business on assets of the Company, Kerrow and their respective Subsidiaries; provided that such Liens (i) are not on any Eligible Unencumbered Real Property Asset, (ii) have not had and could not reasonably be expect to individually or in the aggregate, result in a Material Adverse Effect, (iii) have not resulted in and could not reasonably be expected to result, individually or in the aggregate, in a Default or an Event of Default and (iv) do not secure any Indebtedness for borrowed money; and

(g) to the extent applicable, other Liens permitted pursuant to clause (a)(ii) of the MFL Principles;

provided, however, notwithstanding the foregoing (and, for avoidance of doubt, notwithstanding any applicable MFL Principles), the Company will not, and will not permit the Parent or any of their respective Subsidiaries to, incur any Liens securing Indebtedness outstanding under or pursuant to any Primary Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company, the Parent and/or and any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.6. Financial Covenants. Subject to the MFL Principles (other than with respect to paragraph (b) below), the Company shall not at any time permit the following to occur, but shall in any event only report on compliance when required pursuant to Section 7.2(a):

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(a) Total Leverage Ratio. The ratio (expressed as a percentage) of Total Indebtedness to Consolidated Capitalization Value (the “Total Leverage Ratio”) to exceed 60%.

(b) Mortgage-Secured Leverage Ratio. The ratio (expressed as a percentage) of the aggregate amount of all Indebtedness of the Parent and its Subsidiaries that is secured by a mortgage Lien on any Real Property Assets (or a Lien on the Equity Interests of the owner of such Real Property Assets) to Consolidated Capitalization Value (the “Mortgage-Secured Leverage Ratio”) to exceed 40%, provided that the determination of the Mortgage-Secured Leverage Ratio shall not include Indebtedness under the Financing Agreements or any Primary Credit Facility, so long as and notwithstanding any applicable MFL Principle to the contrary, with respect to any Primary Credit Facility, any Liens granted in respect thereof also concurrently secure the Notes equally and ratably pursuant to documentation reasonably satisfactory to the Required Holders.

(c) Secured Recourse Debt Ratio. The ratio (expressed as a percentage) of Total Secured Recourse Indebtedness to Consolidated Capitalization Value (the “Secured Recourse Debt Ratio”) to exceed 5%, provided that the determination of the Secured Recourse Debt Ratio shall not include Indebtedness under the Financing Agreements or any Primary Credit Facility, so long as and notwithstanding any applicable MFL Principle to the contrary, with respect to any Primary Credit Facility, any Liens granted in respect thereof also concurrently secure the Notes equally and ratably pursuant to documentation reasonably satisfactory to the Required Holders..

(d) Fixed Charge Coverage Ratio. For any period of four (4) consecutive fiscal quarters, the ratio of Adjusted EBITDA of the Parent and its Subsidiaries to Fixed Charges of the Parent and its Subsidiaries (the “Fixed Charge Coverage Ratio”) to be less than 1.75 to 1.00.

(e) Consolidated Adjusted Net Worth. Consolidated Tangible Net Worth to be less than the sum of (i) $868,899,000 plus (ii) 75% of net cash proceeds from issuances of Equity Interests by the Parent after September 30, 2016.

(f) Unhedged Floating Rate Debt Ratio. The ratio (expressed as a percentage) of Unhedged Floating Rate Debt to the aggregate amount of all Indebtedness of the Parent and its Subsidiaries (the “Unhedged Floating Rate Debt Ratio”) to exceed 50%.

(g) Maximum Unencumbered Leverage Ratio. The ratio (expressed as a percentage) of Unsecured Indebtedness to the sum of (without duplication) (A) Property Capitalization Values of the aggregate Eligible Unencumbered Real Property Assets (including any Eligible 1031 Properties) and (B) the Eligible Unencumbered Mortgage Note Value (the “Maximum Unencumbered Leverage Ratio”) to exceed 60%; provided that at no time shall (x) Eligible 1031 Properties included in the calculation of Maximum Unencumbered Leverage Ratio hereunder exceed 5% of the sum, without

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duplication, of (A) and (B) of this paragraph (g), or (y) Eligible Unencumbered Mortgage Note Value included in the calculation of Maximum Unencumbered Leverage Ratio hereunder exceed 5% of the sum, without duplication, of (A) and (B) of this paragraph (g).

(h) Minimum Unencumbered Interest Coverage Ratio. The ratio of Adjusted Annualized Net Operating Income of the Eligible Unencumbered Real Property Assets to Consolidated Interest Expense (the “Minimum Unencumbered Interest Coverage Ratio”) to be less than 2.00 to 1.00; provided that solely for the purpose of calculations pursuant to this paragraph (h), in the case of an Eligible Unencumbered Real Property Asset that has been owned for less than one (1) full fiscal quarter, the Adjusted Annualized Net Operating Income shall be calculated on a pro forma basis as if such Eligible Unencumbered Real Property Asset had been owned for the full fiscal quarter.

From and after the Parent Release Date, Kerrow and its Subsidiaries shall not be included in the calculation of the financial covenants in this Section 10.6 and any reference to Kerrow and its Subsidiaries in the financial covenants or in any defined term used therein shall be deemed to be excluded.

Section 10.7. Restricted Payments. Each of the Parent and the Company will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, make any Restricted Payment, except that:

(a) so long as no Event of Default of the type contemplated by any of clauses (a), (b), (g) or (h) of Section 11 has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, (i) the Parent may make Restricted Payments for any taxable year of the Parent in the form of distributions to its shareholders with respect to such taxable year to the extent necessary to maintain the REIT status of the Parent for U.S. federal income tax purposes and (ii) the Subsidiaries of the Parent may make Restricted Payments directly or indirectly to the Parent so that the Parent may make the Restricted Payments in clause (i);

(b) so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, the Parent may make Restricted Payments not in excess of 95% of Funds From Operations in the aggregate for any four (4) consecutive fiscal quarter period and the Subsidiaries of the Parent may make Restricted Payments directly or indirectly to the Parent so that the Parent may make such Restricted Payments;

(c) so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, the Company, the Parent and their respective Subsidiaries may make one or more repurchases, retirements or other acquisitions or retirements for value of Equity Interests of the Company or the Parent, provided that, subject to the MFL Principles, the aggregate amount of such Restricted Payments do not in the aggregate exceed $100,000,000 and after giving effect to such Restricted Payment on a pro forma basis (i) the Company shall

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have (1) unrestricted cash balances and (2) availability in (dollars) to make a borrowing of revolving loans under the Bank Credit Agreement, totaling in the aggregate, not less than $100,000,000 and (ii) each of the Total Leverage Ratio and the Unencumbered Leverage Ratio shall not exceed 50% (the proviso in this paragraph (c) is referred to as the “Stock Redemption Condition”);

(d) so long as no Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, (i) the Parent may make Restricted Payments for any taxable year of the Parent in the form of distributions to its shareholders with respect to such taxable year to the extent necessary to (A) avoid the imposition of U.S. federal income taxes or state level entity or income taxes and (B) avoid the imposition of the excise tax described by Section 4981 of the Code on the Parent, and (ii) the Subsidiaries of the Parent may make Restricted Payments directly or indirectly to the Parent so that the Parent may make the Restricted Payments in clause (i);

(e) the Parent may declare and make dividend payments or other distributions payable solely in its common stock and the Company may declare and make dividend payments or other distributions payable solely in its limited partnership interests;

(f) each Subsidiary of the Company may make Restricted Payments to the Company (including Restricted Payments from a Subsidiary of the Company to any other Subsidiary of the Company in order to effectuate any such Restricted Payment to the Company) and any Guarantor that is a Subsidiary of the Company;

(g) so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, (i) each Subsidiary of the Company may make Restricted Payments to (x) the Company and any other Subsidiary of the Company and (y) any other Person that owns a direct Equity Interest in such Subsidiary so long as such Restricted Payment is made to such other Persons ratably in accordance with their Equity Interests of the same class or series therein and (ii) each Subsidiary of Kerrow may make Restricted Payments to (x) Kerrow or any other Subsidiary of Kerrow and (y) any other Person that owns a direct Equity Interest in such Subsidiary so long as such Restricted Payment is made to such other Persons ratably in accordance with their Equity Interests of the same class or series therein;

(h) the Parent, the Company and their respective Subsidiaries may make distributions to the extent required to fund reasonable out-of-pocket administrative and operating expenses of the Parent Companies incurred in the ordinary course of business and to the extent attributable to any activity of or with respect to the Parent Companies that is not otherwise prohibited by this Agreement; and

(i) so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, the Subsidiaries of the Company may make Restricted Payments to the Company or any other Subsidiary of the Company so that the Company or any such Subsidiary may acquire the Equity

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Interests held by any minority shareholder in any direct or indirect Joint Venture of the Company or direct or indirect Subsidiary of the Company that is not a Wholly-Owned Subsidiary.

Section 10.8. Passive Holding Company. From and after the Parent Release Date, the Parent will not, and will cause each other Parent Company not to, conduct, transact or otherwise engage in any active trade or business or operations or incur any Indebtedness or other liability other than through the Company and, in the case of the Parent, Kerrow, and the Parent will not, and will cause each of the other Parent Companies not to own any assets other than the Equity Interests of the Company or any other Parent Company (other than the Parent), and, in the case of the Parent, Kerrow, and the Parent will not permit Kerrow or any Subsidiary thereof to own any Equity Interests of the Company or any of its Subsidiaries; provided that the foregoing will not prohibit the Parent or any other Parent Company from the following: (a) the maintenance of its legal existence and, solely in the case of the Parent, its status as a public company and a REIT (including the ability to incur reasonable fees, costs, expenses and other liabilities relating to such maintenance); (b) obligations that are limited to (i) obligations under the Transaction Documents to which it is a party, (ii) the Bank Credit Agreement, (iii) any obligations similar to those of its obligations, as applicable, under the Financing Agreements to which it is a party (including for so long as the Parent Guaranty remains in effect, the Parent Guaranty) arising under Pari Passu Debt, where such similar obligations (A) are not more burdensome to the Parent or any other Parent Company in any material respect than the obligations of the Parent or such other Parent Company set forth in the Financing Agreements and are non-recourse to the Parent and the other Parent Companies in a manner substantially similar to, or not more burdensome than, the provisions set forth in Section 22.9, including in its or their respective capacities as general partners or equity holders of any of their respective Subsidiaries (in each case, as reasonably determined by the Company or, if requested by the Company, as approved by the Required Holders), (B) could not reasonably be expected to have material and adverse effect on the rights or remedies of any of the holders of Notes, and (C) do not require the Parent or any other Parent Company to, and will not result in the grant by the Parent or any other Parent Company of any guaranty of (except as permitted pursuant to the immediately preceding clause (B)), or any pledge or grant of security interest or the imposition of any Lien on any assets of the Parent or any other Parent Company to secure, payment or performance of any such obligations and (iv) any obligations in respect of Permitted Separately Financed Subsidiary Debt that are limited to Nonrecourse Indebtedness Exceptions; (c) any offering of its common stock or any mandatorily redeemable preferred stock or any other equity or equity-linked security, so long as all proceeds thereof are promptly contributed downstream to the Company; (d) the making of contributions to (or other equity investments in) the Company, any other Parent Company (other than the Parent) and, in the case of the Parent, Kerrow; provided that, in the case of any such contributions to or investments in such other Parent Company, all such contributions and proceeds of such investments promptly are contributed by each applicable Parent Company downstream to the Company; (e) participating in tax, accounting and other administrative and fiduciary matters as a parent of the consolidated group (in the case of the Parent) or as a direct or indirect owner of the Company, in each case, in accordance with the terms of the Transaction Documents to which it is a party; (f) holding any cash or Cash Equivalents (including cash and Cash Equivalents received in connection with Restricted Payments) and of any other assets on a temporary basis that are in the process of being transferred through the Parent or any Parent

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Company as part of a permitted Restricted Payment or a downstream contribution, directly or indirectly through any Parent Company, to the Company and, in the case of the Parent, Kerrow; (g) providing customary compensation, indemnification and insurance coverage to officers and directors; or (h) activities incidental to the businesses or activities described above and incurred in the ordinary course of business.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

(c) the Company or the Parent, as applicable, defaults in the performance of or compliance with any term contained in Section 7.1(e), Section 9.9, Section 9.11 or Section 10; provided that the failure of any Eligible Unencumbered Real Property Asset to comply with the requirements set forth in the definition of “Eligible Unencumbered Real Property Asset” shall be deemed to be cured if, at any time within fifteen (15) days after the Company becomes aware of such non-compliance, such purported Eligible Unencumbered Real Property Asset is withdrawn as an “Eligible Unencumbered Real Property Asset” and, after such withdrawal, no other Default or Event of Default exists, and, prior to the end of such fifteen (15)-day period, the Company delivers to the holders a Compliance Certificate certifying that no Default or Event of Default has occurred and is continuing, provided further, that any default in the performance of or compliance with any term contained in Section 10.8 shall not result in an Event of Default hereunder unless such default is not remedied within ten (10) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (it being understood and agreed that any such default may be remedied by the applicable Parent Company becoming a Guarantor hereunder); or

(d) the Company, the Parent or any of their respective Subsidiaries defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any other Financing Agreement and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company, the Parent or any of their respective Subsidiaries in this Agreement or in any

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other Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby, proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company, the Parent or any of their respective Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Material Indebtedness, in each case beyond any period of grace provided with respect thereto, or (ii) the Company, the Parent or any of their respective Subsidiaries is in default in the performance of or compliance with any term of any evidence of any Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Material Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Material Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment (in each case, other than as a result of the occurrence of customary non-default mandatory prepayment events, such as prepayment requirements associated with asset sales or casualty or condemnation events), or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the right of the holder of Indebtedness to convert such Indebtedness into equity interests or as a result of customary non-default mandatory prepayment events, such as prepayment requirements associated with asset sales or casualty or condemnation events), (x) the Company, the Parent or any of their respective Subsidiaries has become obligated to purchase or repay any Material Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company, the Parent or any of their respective Subsidiaries so to purchase or repay such Material Indebtedness, as applicable; or

(g) the Parent, the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent, the Company or any of their Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent, the Company or any of their Material Subsidiaries, or any such petition shall be filed against the Parent Guarantor, the Company or any of their Material Subsidiaries and such order shall not have been reversed or vacated or such petition shall not be dismissed within 60 days; or

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(i) any event occurs with respect to the Parent, the Company or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j) one or more final judgments or orders for the payment of money aggregating in excess of the greater of $20,000,000 and two percent (2%) of Consolidated Capitalization Value, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Parent, the Company or any of their respective Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay;

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Parent or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Parent or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Parent or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Parent or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Parent or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

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(l) any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under the Subsidiary Guaranty cease to be legal, valid, binding and enforceable in accordance with the terms of the Subsidiary Guaranty; or

(m) any Parent Guaranty shall cease to be in full force and effect, any Parent Guarantor or any Person acting on behalf of any Parent Guarantor shall contest in any manner the validity binding nature, or enforceability of the Parent Guaranty or the obligations of any Parent Guarantor under the Parent Guaranty cease to be legal, valid, binding and enforceable in accordance with the terms thereof.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Parent or the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

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Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, Parent Guaranty or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Parent Guaranty, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for

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registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes; No Transfer to Competitors. (a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1-A or 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

(b) Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby). The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

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(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under

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FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 15. Expenses, Etc.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or any other Financing Agreements (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any other Financing Agreements or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, or any other Financing Agreements, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Parent, the Company or any of their respective Subsidiaries or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or any other Financing Agreements and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $175 per series of Notes. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any other Financing Agreements or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company, the Parent or any Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any other Financing Agreements or of any of the Notes, and to pay any value added tax due and payable in respect of

Four Corners Operating Partnership, LP	Note Purchase Agreement

reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company or the Parent hereunder.

Section 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any other Financing Agreements, the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company, the Parent or any of their respective Subsidiaries pursuant to this Agreement shall be deemed representations and warranties of the Company, the Parent or any of their respective Subsidiaries, as applicable, under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any other Financing Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company, the Parent and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.

Four Corners Operating Partnership, LP	Note Purchase Agreement

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Financing Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any other Financing Agreement to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Neither the Company nor the Parent will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any other Financing Agreement unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any other Financing Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, the Parent, any of their respective Subsidiaries or any other Affiliate or (ii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company, the Parent and/or any of their Affiliates in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 or any other Financing Agreement applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company, the Parent and any Subsidiary Guarantor and the Parent Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company, the Parent, a Subsidiary Guarantor and any holder of a Note and no delay in exercising any rights hereunder or under any Note or other Financing Agreement shall operate as a waiver of any rights of any holder of such Note.

Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Financing Agreement, or have directed the taking of any

Four Corners Operating Partnership, LP	Note Purchase Agreement

action provided herein or the Notes or any other Financing Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18. Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company or to the Parent, to the Company or the Parent at its address set forth at the beginning hereof to the attention of Gerry Morgan, or at such other address as the Company or the Parent shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each of the Company and the Parent agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company, the Parent or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Four Corners Operating Partnership, LP	Note Purchase Agreement

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company, the Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company, the Parent or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company, the Parent Guarantor or any Subsidiary Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Financing Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company or the Parent in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company or the Parent embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Parent or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby

Four Corners Operating Partnership, LP	Note Purchase Agreement

and, as between such Purchaser or such holder and the Company or the Parent, as applicable, this Section 20 shall supersede any such other confidentiality undertaking unless expressly agreed in such confidentiality undertaking by specific reference to this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, neither the Company nor the Parent may assign or otherwise transfer any of its rights or obligations hereunder or under any other Financing Agreement to which it is a party without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Payments and Reporting Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day and (z) any reporting or notices under this Agreement that are due on a date that is not a Business Day shall be due on the next succeeding Business Day.

Four Corners Operating Partnership, LP	Note Purchase Agreement

Section 22.3. Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

(b) Notwithstanding the foregoing, if the Company notifies the holders of Notes that, in the Company’s reasonable opinion, or if the Required Holders notify the Company that, in the Required Holders’ reasonable opinion, as a result of changes in GAAP from time to time (“Subsequent Changes”), any of the covenants contained in Sections 10.6 or any of the defined terms used therein, no longer apply as intended such that such covenants are more or less restrictive to the Company than are such covenants immediately prior to giving effect to such Subsequent Changes, the Company and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms, or establish alternative covenants or defined terms, so as to negate such Subsequent Changes. Until the Company and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.6, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2 during such period.

(c) For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Four Corners Operating Partnership, LP	Note Purchase Agreement

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) Each of the Company and the Parent irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each of the Company and the Parent irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each of the Company and the Parent agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

Four Corners Operating Partnership, LP	Note Purchase Agreement

(c) Each of the Company and the Parent consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each of the Company and the Parent agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company or the Parent in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9. Non-Recourse to Parent; Exceptions Thereto. This Agreement and the obligations of the Company hereunder and under the other Financing Agreements are fully recourse to the Company, and the obligations of the Guarantors are fully recourse to each Guarantor under the Financing Agreements to which it is a party. Notwithstanding any applicable law that would make the owner or general partner of a partnership or general partner liable for the debts and obligations of the partnership, except as set forth in the Parent Guaranty, nothing contained herein or in the other Financing Agreements shall be construed to create or impose upon the Parent (in its capacity as owner of the Company and owner of the General Partner), the General Partner (in its capacity as general partner of the Company), or any limited partner of the Company (in its capacity as such), any obligation with respect to the repayment of Indebtedness hereunder; provided that nothing contained in this Section 22.9 shall be deemed to (i) release any of the Company or Guarantors from any liability pursuant to, or from any of its obligations under, this Agreement or the other Financing Agreements to which it is a party, including with respect to any obligations that depend on compliance by any Parent Company with the requirements hereof, (ii) constitute a waiver of any obligation arising under this Agreement or any of the other Financing Agreements, (iii) limit the rights of the holders to proceed against or realize upon any guaranty given for the obligations hereunder or under any other Financing Agreement or the rights of the holders to realize upon the assets of the Company or any Guarantor or (iv) release the Parent from any personal liability for any claims on account of any loss, damage, cost or expense incurred by the holders as a result of any of the matters set forth in clauses (a) through (f), inclusive, below:

Four Corners Operating Partnership, LP	Note Purchase Agreement

(a) fraud or material misrepresentation in connection with the obligations under, or in connection with the transactions contemplated by, the Financing Agreements, including any misrepresentation in any material respect by the Parent in Section 5;

(b) misappropriation of the proceeds of any of the Notes or of any rents or other revenues, insurance proceeds or condemnation awards attributable to any collateral for the obligations under the Financing Agreements or any Eligible Unencumbered Real Property Asset;

(c) gross negligence, willful misconduct or waste with respect to any collateral for the obligations under the Financing Agreements or any Eligible Unencumbered Real Property Asset;

(d) any transfer of or creation of a Lien on all or any part of any Eligible Unencumbered Real Property Asset or any collateral for the obligations under the Financing Agreements, in each case, in violation of the terms of the Financing Agreements;

(e) bad faith interference, directly or indirectly, with any foreclosure upon any collateral for the obligations under the Financing Agreements or with any other enforcement of the holders’ rights, powers or remedies under any of the Financing Agreements (whether by making any motion, seeking any extension, asserting any defense, claim, counterclaim or right of offset, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise) after the occurrence and during the continuance of an Event of Default; or

(f) failure of the Parent to comply with the requirements of Sections 5.19, 9.9, 9.11, 10.7 or 10.8.

*    *    *    *    *

Four Corners Operating Partnership, LP	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company and the Parent, whereupon this Agreement shall become a binding agreement among you, the Company and the Parent.

Very truly yours,

FOUR CORNERS OPERATING PARTNERSHIP, LP
By: Four Corners GP, LLC, its general Partner

By
Name:
Title:

FOUR CORNERS PROPERTY TRUST, INC.

By
Name:
Title:

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Barings LLC as Investment Adviser
By:
Name:
Title:

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

METROPOLITAN LIFE INSURANCE COMPANY
GENERAL AMERICAN LIFE INSURANCE COMPANY
By:	Metropolitan Life Insurance Company, its Investment Manager
By:
Name:	John Wills
Title:	Vice President & Managing Director
BRIGHTHOUSE LIFE INSURANCE COMPANY
By:	MetLife Investment Advisors, LLC, Its Investment Manager
By:
Name:	C. Scott Inglis
Title:	Managing Director

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

JUST RETIREMENT LIMITED
By:	MetLife Investment Management Limited, as Investment Manager
By:
Name:	Judith A. Gulotta
Title:	Managing Director

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser
By:
Name:
Title:	Managing Director

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By:	Voya Investment Management LLC, as Agent
By:
Name:	Justin Stach
Title:	Vice President
IBM PERSONAL PENSION PLAN TRUST
By:	Voya Investment Management Co. LLC, as Agent
By:
Name:	Justin Stach
Title:	Vice President
NN LIFE INSURANCE COMPANY LTD.
By:	Voya Investment Management LLC, as Attorney in fact
By:
Name:	Justin Stach
Title:	Vice President

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ATHENE ANNUITY AND LIFE COMPANY
By:	Athene Asset Management, L.P., its investment adviser
By:	AAM GP Ltd., its general partner
By:
Name:	Roger D. Fors
Title:	Senior Vice President, Fixed Income

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:
Name:	Lee Martin
Title:	Vice President

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AMERICO FINANCIAL LIFE & ANNUITY INSURANCE COMPANY
By:
Name:	Gregory A. Hamilton
Title:	Vice President - Investments

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
By:
Name:	Thomas M. Donohue
Title:	Managing Director

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
By:
Name:	David Divine
Its:	Fixed Income Portfolio Manager

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AMERICAN FAMILY LIFE INSURANCE COMPANY
By:
Name:	David L. Voge
Title:	Managing Director

Four Corners Operating Partnership, LP	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ASSURITY LIFE INSURANCE COMPANY
By:
Name: Victor Weber
Title: Senior Director – Investments

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“1031 Property” means any Real Property Asset that is at any time held by a “qualified intermediary” (a “QI”), as defined in the Treasury Regulations promulgated pursuant to Section 1031 of the Internal Revenue Code, or an “exchange accommodation titleholder” (an “EAT”), as defined in Internal Revenue Service Revenue Procedure 2000-37, as modified by Internal Revenue Procedure 2004-51, (or in either case, by one or more Wholly-Owned Subsidiaries thereof, singly or as tenants in common) which is a single purpose entity and has entered into an “exchange agreement” or a “qualified exchange accommodation agreement” with the Company, Kerrow or a Wholly-Owned Subsidiary in connection with the acquisition (or possible disposition) of such Real Property Asset by the Company, Kerrow or a Wholly-Owned Subsidiary pursuant to, and intended to qualify for tax treatment under, Section 1031 of the Internal Revenue Code.

“Acceptable NRSRO” means any nationally recognized statistical rating organization recognized by the NAIC for purposes of “Filing Exempt” status with respect to assigning a designation of securities, or otherwise recognized by the NAIC for the purposes of assigning a securities designation without the requirement for an SVO filing.

“Adjusted Annualized Net Operating Income” means (i) Net Operating Income for the immediately preceding fiscal quarter multiplied by four (4), minus (ii) the Capital Expenditure Reserve.

“Adjusted EBITDA” means, with respect to any Person for any period of time, (i) EBITDA for the immediately preceding fiscal quarter multiplied by four (4), minus (ii) the Capital Expenditure Reserve.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

SCHEDULE A

(to Note Purchase Agreement)

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Asset Transfer” means the acquisition on November 9, 2015, by the Company, directly or indirectly, from Darden, pursuant to a contribution, assignment or similar transaction, of ownership of equity interests of Subsidiaries that owned approximately 420 Real Property Assets and the lease to Darden thereof, in each case, pursuant to the Asset Transfer Documents.

“Asset Transfer Documents” means the Separation and Distribution Agreement, dated October 21, 2015, between Darden and the Parent, together with the exhibits thereto, and other related documentation, pursuant to which the Asset Transfer was consummated.

“Bank Credit Agreement” means that certain Revolving Credit and Term Loan Agreement dated as of November 9, 2015 among the Company, Parent, JPMorgan Chase Bank, N.A., as administrative agent and the other lender parties thereto, as amended by that certain Omnibus Amendment and Waiver dated as of August 2, 2016 and as further amended by that Second Omnibus Amendment and Waiver dated as of February 14, 2017, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Required Holders, has taken any action in furtherance of or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless the ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States for enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Expenditure Reserve” means, (i) with respect to any Real Property Asset that is not subject to a triple net lease, an imputed annual capital reserve of $0.10 per weighted average gross leasable square foot and (ii) in all other cases, zero.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalization Rate” means, subject to the MFL Principles, (i) for Real Property Assets that are leased to tenants that are not Investment Grade Tenants, 7.50%, (ii) for Real Property Assets that are leased to tenants that are Investment Grade Tenants, 7.00%, and (iii) for Real Property Assets that are leased to a Darden Tenant, during periods when Darden is or is deemed to be an Investment Grade Tenant, 6.75%.

“Cash Equivalents” means, as of any date:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one (1) year from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after the date of issuance and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s;

(c) investments in commercial paper maturing within three hundred and sixty-five (365) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within three hundred and sixty-five (365) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(f) money market funds that (i) comply with the criteria set forth in the SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Change of Control” is defined in Section 8.8.

“Change of Control Notice” is defined in Section 8.8.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Competitor” means a company, partnership, investment vehicle or trust which has a controlling interest in any company, partnership, trust or other entity which invests, as one of its primary lines of business, in real estate assets similar to the Real Property Assets, provided that:

(a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by any member of the Consolidated Group from being transmitted or otherwise made available to such Plan or Person owning or controlling such Plan; and

(b) in no event shall an Institutional Investor which (i) maintains passive investments in any Person which is a Competitor be deemed a Competitor it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor” or (ii) is an insurance company, bank, trust company, savings and loan association or any pension plan be deemed a “Competitor” (so long as such Institutional Investor is not itself a real estate investment trust that invests in real estate assets similar to the Real Estate Assets).

“Confidential Information” is defined in Section 20.

“Consolidated Capitalization Value” means the Total Capitalization Value of the Parent and its Subsidiaries.

“Consolidated Group” means the Parent, the Company and all of their Subsidiaries which are consolidated with them for financial reporting purposes under GAAP.

“Consolidated Interest Expense” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, Interest Expense during such period on all Unsecured Indebtedness. Consolidated Interest Expense, for any period, shall be equal to the greater of (i) the actual Consolidated Interest Expense on all Unsecured Indebtedness during such period and (ii) the Consolidated Interest Expense that would be payable on all Unsecured Indebtedness during such period using an assumed interest rate of 5.0% per annum.

“Consolidated Tangible Net Worth” means, for the Parent and its Subsidiaries as of any date of determination, (i) stockholders’ equity on a consolidated basis determined in accordance with GAAP (inclusive of preferred equity that is treated as stockholders’ equity in accordance with GAAP but only if the same involves no stated maturity or mandatory redemption date), less (ii) all intangible assets, less (iii) minority interests, plus (iv) all accumulated depreciation and amortization, all determined in accordance with GAAP.

“Contingent Obligations” means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be included in such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be included in the disclosure contained in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any Nonrecourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion), in each case under clauses (i) and (ii) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest, interest and principal, or operating income, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements required to be delivered pursuant to Sections 7.1(a) and (b). Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to such Person or any of its Subsidiaries), the amount of such guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person’s obligations under such joint and several guaranty (in which case the amount of such guaranty shall be reduced by the amount of such cash or Cash Equivalents) or (ii) such other Person holds an Investment Grade Rating, or has creditworthiness otherwise reasonably acceptable to the Required Holders (in which case the amount of such guaranty shall be zero), and (2) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Entity” means (i) any of the Subsidiaries of the Parent and any of their or the Parent’s respective Controlled Affiliates and (ii) if the Parent has a parent company, such parent company and its Controlled Affiliates.

“Credit Rating” means the public or private letter credit rating of the Notes issued by an Acceptable NRSRO, which credit rating identifies the Notes by Private Placement Number issued by Standard & Poor’s CUSIP Bureau.

“Darden” means Darden Restaurants, Inc., a Florida corporation.

“Darden Acquired Tenant” means a Subsidiary of Darden that is a lessee under any existing lease of a Real Property Asset acquired after November 9, 2015 by the Company, Kerrow or its Subsidiaries where such lease was originally entered into with a lessor other than the Parent or any of its Subsidiaries. As of the Execution Date, the Darden Acquired Tenants are listed on Schedule DAT hereto.

“Darden Tenant” means a Subsidiary of Darden that is the lessee under any lease of a Real Property Asset. As of the Execution Date, the Darden Tenants are listed on Schedule DT hereto.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that per annum rate of interest that is the greater of (i) 2.0% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“EAT” has the meaning given that term in the definition of 1031 Property.

“EBITDA” means, with respect to any Person for any period of time, such Person’s revenues less operating costs (including general and administrative expenses and including property management fees) before interest, income taxes, depreciation and amortization, extraordinary, non-recurring or unusual items of such Person (including, without limitation, non-recurring items such as gains or losses from asset sales or associated with hedging agreements, non-recurring severance expenses, early extinguishment or restructuring of Indebtedness (including prepayment premiums), acquisition costs (including pursuit costs and broken deal costs), lease termination fees, write-offs and forgiveness of debt), and before other non-cash charges (including amortization expense for stock options and impairment charges or expenses (other than non-cash charges that constitute an accrual of a reserve for future cash payments)). EBITDA shall also include such Person’s pro rata share of EBITDA of each unconsolidated Joint Venture and Subsidiary in which such Person holds an interest.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible 1031 Property” means a 1031 Property which satisfies all of the following requirements: (a) the Company or a Wholly-Owned Subsidiary thereof leases such 1031 Property from the applicable EAT (or Wholly-Owned Subsidiary(ies) thereof, as applicable) and the Company or a Wholly-Owned Subsidiary thereof manages such 1031 Property; (b) the Company or a Wholly-Owned Subsidiary thereof is obligated to purchase such 1031 Property (or Wholly- Owned Subsidiary(ies) of the applicable EAT that owns such 1031 Property) from the applicable EAT (or such Wholly-Owned Subsidiary(ies) of the EAT, as applicable) (other than in circumstances where the 1031 Property is disposed of by the Company or any Subsidiary); (c) the applicable EAT is obligated to transfer such 1031 Property (or its Wholly-Owned Subsidiary(ies) that owns such 1031 Property, as applicable) to the Company or a Wholly- Owned Subsidiary thereof, directly or indirectly (including through a QI); (d) the applicable EAT (or Wholly-Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) acquired such 1031 Property with the proceeds of a loan made by the Company or a Wholly-Owned Subsidiary, which loan is secured either by a mortgage on such 1031 Property and/or a pledge of all of the Equity Interests of the applicable Wholly-Owned Subsidiary(ies) of an EAT that owns such 1031 Property, as applicable); (e) neither such 1031 Property, nor if such Real Property Asset is owned or leased by a Subsidiary, any of the Company’s or Kerrow’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien (other than Permitted Encumbrances or the Lien of a mortgage or pledge referred to in the immediately preceding clause (d)) or (ii) a Negative Pledge, except (x) Negative Pledges permitted under this Agreement and (y) a Negative Pledge binding on the EAT in favor of the Company or any Wholly-Owned Subsidiary; and (f) such 1031 Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such property. In no event shall a 1031 Property qualify as an Eligible 1031 Property for a period in excess of 185 consecutive days or such later period (plus 5 consecutive days) if the relevant period under Section 1031 of the Code (including the Treasury Regulations thereunder, and including as provided under Rev. Proc. 2000-37 (as modified by Rev. Proc. 2004-51)) is extended pursuant to Rev. Proc. 2007-56 (or relevant successor or replacement guidance). A Real Property Asset shall be excluded from calculations of Total Capitalization Value as an Eligible 1031 Property if such Real Property Asset shall cease to be an Eligible 1031 Property; provided that a Real Property Asset so excluded shall again be included in such calculations upon satisfying the requirements of an Eligible 1031 Property. Notwithstanding anything to the contrary set forth herein, for purposes of determining Total Capitalization Value, such 1031 Property shall be deemed to have been owned or leased by a Wholly-Owned Subsidiary of the Company from the date acquired by the applicable EAT (or Wholly-Owned Subsidiary(ies) of the EAT that owns such 1031 Property, as applicable).

“Eligible Unencumbered Mortgage Note Value” means, at any time of determination, a Mortgage Note valued in accordance with GAAP at the lower of cost and market value that complies with the following criteria: (a) such Mortgage Note is not subject to any (i) Lien other than Permitted Encumbrances or (ii) any Negative Pledge; (b) such Mortgage Note is not more than sixty (60) days past due; (c) such Mortgage Note is owned solely by the Company, Kerrow or a Wholly-Owned Subsidiary of the Company or Kerrow; (d) such Mortgage Note is secured by a first priority Lien on real property located on a Real Property Asset that meets the criteria for Eligible Unencumbered Real Property Asset (excluding clauses (a) (with respect to ownership by an Eligible Unencumbered Property Owner Subsidiary), (c) (with respect to a Lien in connection with the Mortgage Note), (g), (j), (h), (k), (n), (o), (p) and (q)); and (e) if such Mortgage Note is owned by a Subsidiary of the Company or Kerrow, (i) none of the Company’s or Kerrow’s direct or indirect Equity Interest in such Subsidiary is subject to any Lien (other than Permitted Encumbrances or Liens in favor of, in the case of a Mortgage Note owned by a Subsidiary of the Company, the Company or a Wholly-Owned Subsidiary of the Company and, in the case of a Mortgage Note owned by a Subsidiary of Kerrow, Kerrow or a Wholly-Owned Subsidiary of Kerrow) or to any Negative Pledge and (ii) the Company or Kerrow, as applicable, directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such Mortgage Note without the need to obtain the consent of any Person.

“Eligible Unencumbered Property Owner Subsidiary” means:

(A) a Wholly-Owned Subsidiary of the Company:

(i) that is in compliance with the restrictions applicable to a Subsidiary described in Section 10.5 (Liens);

(ii) that has not, and no other Subsidiary of the Company that directly or indirectly owns any Equity Interests of such Wholly-Owned Subsidiary (each an “Indirect Owner”) has, guaranteed the Indebtedness of any other Person or incurred, acquired, or suffered to exist any Recourse Indebtedness (other than any such Indebtedness in an aggregate amount that does not at any time outstanding exceed $1,000,000 for all such Eligible Unencumbered Property Owner Subsidiaries), unless such Wholly-Owned Subsidiary or Indirect Owner becomes a Subsidiary Guarantor;

(iii) the Equity Interests of such Wholly-Owned Subsidiary Person and its Indirect Owners are not subject to any Liens securing Indebtedness for borrowed money, except to the extent that such Liens secure the Notes (if applicable, ratably with any Primary Credit Facility) and are otherwise permitted pursuant to Section 10.5;

(iv) that is not, and no Indirect Direct Owner is, subject to a Bankruptcy Event that has occurred and is continuing; and

(B) any EAT.

“Eligible Unencumbered Real Property Asset” means, at any time of determination, a Real Property Asset that complies with the following criteria:

(a) Such Real Property Asset shall be wholly-owned in fee simple interest or leased pursuant to a Qualifying Ground Lease by an Eligible Unencumbered Property Owner Subsidiary, and, in the case of Real Property Assets acquired after the Closing, the title of such Eligible Unencumbered Property Owner Subsidiary in and to such Real Property Asset shall be insured pursuant to a title insurance policy with financially sound and reputable title insurance companies in such amounts and containing such coverages as would be customarily maintained by Persons engaged in similar businesses as such Eligible Unencumbered Property Owner Subsidiary;

(b) Such Real Property Asset shall be improved with a structure that is used as an income producing retail property;

(c) Such Real Property Asset shall be in good condition and repair, except for ordinary wear and tear and casualty events where the tenant remains obligated to pay rent and restore the property under the applicable lease between such tenant and the applicable landlord so long as such tenant is paying rent and restoring the property in accordance with the terms of such lease, without waste, and free from all mortgages, pledges, mechanics’ liens or other Liens or claims for Lien, and from any Negative Pledge on such Real Property Asset or on the direct or indirect Equity Interests in the Company or its Subsidiary that owns or leases such Real Property Asset (or, if owned by Kerrow or its Subsidiaries, the direct or indirect Equity Interests in Kerrow or its Subsidiary that owns or leases such Real Property Asset), in each case, other than (i) Permitted Encumbrances, (ii) in the case of any Eligible 1031 Property, Liens described in the definition of Eligible 1031 Property, (iii) Liens that secure the Notes (if applicable, ratably with any Primary Credit Facility) and (iv) any Negative Pledge provisions (x) constituting customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder), or (y) contained in any Primary Credit Facility or other Indebtedness otherwise permitted hereunder that is not materially more restrictive than those contained in this Agreement or relating only to the property or assets secured by Liens described in clause (iii) above;

(d) Such Real Property Asset shall be in compliance with applicable laws, regulations and orders of any Governmental Authority in all material respects, including all municipal ordinances or restrictions of record with respect to such property and the operation or use thereof;

(e) Such Real Property Asset shall not be subject to any past-due taxes, special taxes, special assessments, water charges, sewer service charges or other charges that have and continue to result or could reasonably be expected to result in a Lien imposed against such property or any portion thereof, unless the validity or amount of such Lien is being contested in compliance with Section 9.4;

(f) Such Real Property Asset and the applicable Eligible Unencumbered Property Owner Subsidiary which is the owner thereof shall be in compliance with the provisions of Section 9.2;

(g) Such Real Property Asset is leased pursuant to a triple net lease;

(h) The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than 5.0% of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being Special Real Property Assets;

(i) Such Real Property Asset shall be free of any material structural issues, shall be in compliance with the representations concerning environmental matters set forth in Section 9.1 (Compliance with Laws), and shall have adequate access to public utilities;

(j) Subject to the MFL Principles, if such Real Property Asset is leased to a Darden Tenant (other than a Darden Acquired Tenant), Darden shall be bound by a guaranty of such tenant’s obligations under the lease (provided that the Excluded Darden Leases shall not be required to be guaranteed by Darden);

(k) Subject to the MFL Principles, the leases to Darden Tenants (other than Darden Acquired Tenants), in the aggregate, shall have a Weighted Average Term of at least thirteen (13) years as of November 9, 2015;

(l) Subject to the MFL Principles, the leases of the Real Property Assets that are Eligible Unencumbered Real Property Assets, in the aggregate, shall have a Weighted Average Term of at least nine (9) years remaining from the date that any new asset with a term of less than nine (9) years is initially counted as an Eligible Unencumbered Real Property Asset for purposes of this Agreement (with any Real Property Asset included as an Eligible Unencumbered Real Property Asset prior to the Execution Date measured from the date such Real Property Asset was originally included in as an Eligible Unencumbered Real Property Asset under the Primary Credit Facility);

(m) Subject to the MFL Principles, such Real Property Asset shall not be subject to any lease under which any portion of the rent due thereunder has been prepaid more than thirty (30) days in advance;

(n) Subject to the MFL Principles, the inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than sixty-five percent (65%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being leased to Non-Investment Grade Tenants;

(o) Subject to the MFL Principles, beginning on the fourth anniversary of November 9, 2015, the inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than twenty percent (20%) of the aggregate Eligible Unencumbered Real Property Assets (based on Property Capitalization Value) being leased to the same tenant or its Affiliates (other than Darden Tenants);

(p) The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than fifteen percent (15%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being Real Property Assets that are ground leased; and

(q) Subject to the MFL Principles, beginning on the fourth anniversary of November 9, 2015, the inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than fifteen percent (15%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being located in any single standard metropolitan statistical area;

For clarity, for purposes of the limitations set forth in each of clauses (h), (n), (o), (p) and (q) above, the Property Capitalization Value attributable to an Eligible Unencumbered Real Property Asset that is indicated to be excluded shall nevertheless be included in the calculation of Property Capitalization Value of the aggregate Eligible Unencumbered Real Property Assets, but only to the extent that such inclusion does not result in a violation of the applicable limitation set forth in such clauses.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (including preferred equity interests) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Excluded Darden Lease” means any lease entered into with a Darden Tenant for any of the locations that are described on Schedule EDL attached hereto.

“Execution Date” is defined in Section 3.

“FATCA” means (a) Sections 1471 through 1474 of the Code, together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any jurisdiction , or relating to any intergovernmental agreement between the United States and any other jurisdiction between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Financing Agreements” means the Notes, this Agreement, the Parent Guaranty and the Subsidiary Guaranty.

“Fitch” means Fitch, Inc., or any successor.

“Fixed Charge Coverage Ratio” is defined in Section 10.6(d).

“Fixed Charges” means, with respect to any Person for any period of determination, the sum of each of the following for the immediately preceding fiscal quarter multiplied by four (4): (i) consolidated interest expense (but excluding any deferred financing costs and calculated without taking into account gains or losses on early retirement of debt, debt modification charges, and prepayment premiums), (ii) dividends paid (or, solely in the case of any Mandatorily Redeemable Preferred Equity Interests accrued) on preferred Equity Interests of such Person during such period, and (iii) all scheduled principal payments made or required to be made during such period on Indebtedness of such Person, excluding, however, balloon payments of principal due upon the stated maturity of any such Indebtedness. Fixed Charges shall also include such Person’s pro rata share of the Fixed Charges of each unconsolidated Joint Venture and Subsidiary in which such Person holds an interest.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Funds From Operations” for any period means the consolidated net income attributable to the Parent and its Subsidiaries for such period determined in conformity with GAAP, plus depreciation and amortization (excluding (i) amortization of deferred financing costs and debt discounts and (ii) gains (or losses) from sales of property) and impairment losses.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“General Partner” means Four Corners GP, LLC, a Delaware limited liability company.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantor” means, individually and collectively, each of the Parent Guarantors and each of the Subsidiary Guarantors.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

(d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Bank” means any Person that was a lender or an affiliate of a lender under the Bank Credit Agreement at the time it entered into a Swap Agreement (regardless of whether such Person subsequently ceases to be a lender or an Affiliate of a lender under the Bank Credit Agreement).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Included Swap Exposure” means, as of any date of determination, the mark-to-market value of any Swap Agreement provided by any Hedge Bank to the Parent or any of its Subsidiaries, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such agreements.

“Indebtedness” means, with respect to any Person as of any date of determination, (i) all obligations for borrowed money, (ii) all obligations evidenced by notes, bonds, debentures or other similar instruments, as well as preferred stock constituting Mandatorily Redeemable Preferred Equity Interests, (iii) all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds, keep-well agreements and similar instruments, to the extent such instruments or agreements support financial, rather than performance, obligations, (iv) all Contingent Obligations in respect of Indebtedness, (v) all Capital Lease Obligations and synthetic lease obligations, (vi) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (vii) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business) and only to the extent such obligations constitute liabilities for purposes of GAAP, (viii) all cash-settled payment obligations under any Swap Agreement in respect of which a termination event or other similar early termination event has occurred, valued based on the mark-to-market value of such agreements as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such agreements and (ix) without duplication of any sums included pursuant to clause (viii) above, all Included Swap Exposure. Indebtedness shall also include such Person’s pro rata share of the Indebtedness of each unconsolidated Joint Venture or Subsidiary in which such Person holds an interest.

“Initial Parent Guarantors” means the Parent and the General Partner.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, for any Person, interest expense of such Person (but excluding any deferred financing costs and calculated without taking into account gains or losses on early retirement of debt, debt modification charges, and prepayment premiums but including such Person’s pro rata share of the Interest Expense of each unconsolidated Joint Venture and Subsidiary in which such Person holds an interest).

“Investment Grade Rating” means, with respect to any Person (other than a natural person), a credit rating of Baa3 or better from Moody’s, BBB- or better from S&P or BBB- or better from Fitch.

“Investment Grade Tenant” means a tenant that has (or the parent entity of which has) an Investment Grade Rating (provided that the credit rating of the parent entity shall qualify a tenant as an Investment Grade Tenant only if such tenant’s obligations under its lease are guaranteed by such parent entity); provided that each Darden Tenant shall be deemed to be an Investment Grade Tenant if Darden guaranties the obligations of such Darden Tenant under its lease and Darden maintains a credit rating of (i) BB+ or higher by S&P, (ii) Ba1 or higher by Moody’s or (iii) BB+ or higher by Fitch.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Kerrow” means Kerrow Holdings, LLC, a Texas limited liability company.

“Lien” means any mortgage, deed of trust, pledge, encumbrance, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other) , or other preferential arrangement in the nature of a security interest (including any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect of any of the foregoing).

“Make-Whole Amount” is defined in Section 8.6.

“Mandatorily Redeemable Preferred Equity Interests” means preferred stock or other equity interest which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a Change of Control or asset sale, unless such Change of Control or asset sale has occurred) or is redeemable at the option of the holder thereof.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” means the acquisition of assets (including the assets of any Person whose Equity Interests are acquired), in a single transaction or series of related transactions, with a total cost that is more than 10% of the Total Capitalization Value determined as of the end of the most recently completed quarter.

“Material Adverse Effect” means a material adverse effect on (a) the business, properties or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or the Guarantors, taken as a whole, to perform their obligations under this Agreement or the other Financing Agreements, or (c) the validity or enforceability of this Agreement or any other Financing Agreement.

“Material Indebtedness” means Indebtedness (other than the Notes) and obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding (x) the greater of $20,000,000 and two percent (2%) of Consolidated Capitalization Value, in the case of Recourse Indebtedness, and (y) the greater of $50,000,000 and five percent (5%) of Consolidated Capitalization Value, in the case of Nonrecourse Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means (a) each direct or indirect Wholly-Owned Subsidiary of the Company or Kerrow that directly or indirectly owns or leases an Eligible Unencumbered Real Property Asset, (b) each direct or indirect Wholly-Owned Subsidiary of the Company or Kerrow that has assets that constitute more than 5% of Total Capitalization Value (c) each Subsidiary of the Company or Kerrow that directly or indirectly owns Mortgage Notes included in the computation of Eligible Unencumbered Mortgage Note Value and (d) Kerrow, if (i) Kerrow or any of its direct or indirect Wholly-Owned Subsidiaries owns or leases an Eligible Unencumbered Real Property Asset, (ii) Kerrow has assets that constitute more than 5% of Total Capitalization Value or (iii) Kerrow directly or indirectly owns Mortgage Notes included in the computation of Eligible Unencumbered Mortgage Note Value.

“Maturity Date” is defined in the first paragraph of each Note.

“Maximum Unencumbered Leverage Ratio” is defined in Section 10.6(g).

“Memorandum” is defined in Section 5.3.

“MFL Principles” means:

(a) Subject to Paragraph (b) below, with respect to the following provisions and definitions in this Agreement, each of which are expressly stated to be subject to the “MFL Principles”:

(i) In the case of the Parent Ownership Requirement covenant in Section 9.11(a), to the extent and only so long as permitted by the Bank Credit Agreement, the Parent Ownership Requirement may be reduced to 60%;

(ii) In the case of Section 10.5(g), to the extent and only so long as permitted by the Bank Credit Agreement, the Company, the Parent and their respective Subsidiaries may incur Liens securing Indebtedness (other than with respect to Eligible Unencumbered Real Property Assets, except to the extent such Liens secure the Notes (if applicable, ratably with any Primary Credit Facility)), the incurrence of which when combined with Secured Indebtedness incurred and outstanding pursuant to Section 10.5(c), will not cause a breach of any of the financial covenants set forth in Section 10.6;

(iii) In the case of the Total Leverage Ratio covenant in Section 10.6(a), to the extent and only so long as permitted by the Bank Credit Agreement, the Total Leverage Ratio may increase up to 65% for up to two consecutive quarters immediately following a Material Acquisition;

(iv) In the case of the Secured Recourse Debt Ratio covenant in Section 10.6(c), if any correlative covenant to the Secured Recourse Debt Ratio covenant (or the equivalent thereof, however expressed) is subsequently amended, modified or deleted, including, for the avoidance of doubt, any definition as used therein, in the Bank Credit Agreement, such amendment, modification or deletion shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in, or deleted from, this Agreement, effective beginning on the date on which such amendment, modification or deletion is effective in the Bank Credit Agreement;

(v) In the case of the Fixed Charge Coverage Ratio covenant in Section 10.6(d), to the extent and only so long as permitted by the Bank Credit Agreement, the Fixed Charge Coverage Ratio may decrease down to 1.50 to 1.00;

(vi) In the case of the Consolidated Tangible Net Worth covenant in Section 10.6(e), if any correlative covenant to the Consolidated Tangible Net Worth covenant (or the equivalent thereof, however expressed) is subsequently amended, modified or deleted, including, for the avoidance of doubt, any definition as used therein, in the Bank Credit Agreement, such amendment, modification or deletion shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in, or deleted from, this Agreement, effective beginning on the date on which such amendment, modification or deletion is effective in the Bank Credit Agreement;

(vii) In the case of the Unhedged Floating Rate Debt Ratio covenant in Section 10.6(f), if any correlative covenant to the Unhedged Floating Rate Debt Ratio covenant (or the equivalent thereof, however expressed) is subsequently amended, modified or deleted, including, for the avoidance of doubt, any definition as used therein, in the Bank Credit Agreement, such amendment, modification or deletion shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in, or deleted from, this Agreement, effective beginning on the date on which such amendment, modification or deletion is effective in the Bank Credit Agreement;

(viii) In the case of the Maximum Unencumbered Leverage Ratio covenant in Section 10.6(g), to the extent and only so long as permitted by the Bank Credit Agreement, the Maximum Unencumbered Leverage Ratio may increase up to 65% for up to two consecutive quarters immediately following a Material Acquisition;

(ix) In the case of the Minimum Unencumbered Interest Coverage Ratio covenant in Section 10.6(h), if any correlative covenant to the Minimum Unencumbered Interest Coverage Ratio covenant (or the equivalent thereof, however expressed) is subsequently amended, modified or deleted, including, for the avoidance of doubt, any definition as used therein, in the Bank Credit Agreement, such amendment, modification or deletion shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in, or deleted from, this Agreement, effective beginning on the date on which such amendment, modification or deletion is effective in the Bank Credit Agreement;

(x) In the case of the Stock Redemption Condition covenant in Section 10.7(c), if any correlative covenant to the Stock Redemption Condition covenant (or the equivalent thereof, however expressed) is subsequently amended, modified or deleted, including, for the avoidance of doubt, any definition as used therein, in the Bank Credit Agreement, such amendment, modification or deletion shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in, or deleted from, this Agreement, effective beginning on the date on which such amendment, modification or deletion is effective in the Bank Credit Agreement;

(xi) In the case of the definition of “Capitalization Rate”, if the correlative definition (or the equivalent thereof, however expressed) is subsequently amended or modified in the Bank Credit Agreement, such amendment or modification shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective in the Bank Credit Agreement; provided that in no event shall the Capitalization Rate be less than: (i) for Real Property Assets that are leased to tenants that are not Investment Grade Tenants, 6.75%, (ii) for Real Property Assets that are leased to tenants that are Investment Grade Tenants, 6.25%, and (iii) for Real Property Assets that are leased to a Darden Tenant, during periods when Darden is or is deemed to be an Investment Grade Tenant, 6.00%;

(xii) In the case of clauses (j), (k), (l), (m), (n), (o) and (q) in the definition of “Eligible Unencumbered Real Property Asset”, if the correlative provision (or the equivalent thereof, however expressed) is subsequently amended, modified or deleted in the Bank Credit Agreement, such amendment, modification or deletion shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in, or deleted from, this Agreement, effective beginning on the date on which such amendment, modification or deletion is effective in the Bank Credit Agreement; and

(xiii) In the case of clauses (a), (b), (d), (e), (f) and (g) in the definition of “Total Capitalization Value”, if the correlative provision (or the equivalent thereof, however expressed) is subsequently amended, modified or deleted in the Bank Credit Agreement, such amendment, modification or deletion shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in, this Agreement, effective beginning on the date on which such amendment, modification or deletion is effective in the Bank Credit Agreement; provided that in no event shall any such amendment, modification or deletion be deemed to have occurred with respect to such clauses for purposes of their inclusion in clause (h) of the definition of “Total Capitalization Value”.

Each of the covenants and definitions described in clauses (i) – (xiii) above, as contemplated to be modified or amended as specifically described therein, is referred to as an “MFL Covenant”.

(b) If at any time a modification, amendment or deletion of an MFL Covenant would be incorporated into this Agreement (any such modification, amendment or deletion being referred to herein as an “MFL Modification”), and the result is to make such covenant or definition in this Agreement less restrictive, then, as condition to the effectiveness of such MFL Modification, no Default or Event of Default shall have occurred and be continuing at such time.

(c) The Company shall, within 10 Business Days after any MFL Modification, provide notice and a certification thereof by way of delivery of an Officer’s Certificate to each holder of Notes (which notice shall also include a certification that no Default or Event of Default has occurred and is continuing).

(d) Upon the request of the Company or the Required Holders, the Company, the Parent and the holders of Notes shall enter into an additional agreement or an amendment to this Agreement evidencing any MFL Modification, provided that the execution and delivery of any such additional agreement or amendment shall not be a precondition to the effectiveness of such MFL Modification.

“Minimum Unencumbered Interest Coverage Ratio” is defined in Section 10.6(h).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Note” means a note receivable held by the Company, Kerrow or one of their respective Subsidiaries that is secured by a mortgage Lien on real property.

“Mortgage-Secured Leverage Ratio” is defined in Section 10.6(b).

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Negative Pledge” means a provision of any document, instrument or agreement (including any charter, by-laws or other organizational documents), other than this Agreement or any other Financing Agreements or any other loan documents, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person; provided that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, with respect to any Real Property Asset for any period of time, (i) the aggregate gross revenues from the operations of such Real Property Asset on a standalone basis calculated in accordance with GAAP, minus (ii) the sum of (x) all expenses and other proper charges incurred in connection with the operation of such Real Property Asset during such period (including accruals for real estate taxes and insurance, but excluding any management fees, corporate overhead allocation charges, capital expenses, debt service charges, losses to the extent covered by insurance, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP, (y) a management fee of 2.0% of the aggregate net revenues from the operations of such Real Property Asset during such period and (z) revenues from Real Property Assets leased to tenants that are in default in the payment of rent under the applicable lease for a period of sixty (60) days or more; provided that to the extent that any expenses described in clause (x) are required to be paid by the tenant under such lease, such expenses will not be subtracted (except to the extent such payment is included as rent or other revenue under clause (i) above). Net Operating Income shall also include the Net Operating Income of such Person’s pro rata share of Net Operating Income of each unconsolidated Joint Venture and Subsidiary in which such Person holds an interest.

“Non-Investment Grade Tenant” means any tenant other than an Investment Grade Tenant.

“Nonrecourse Indebtedness” means, with respect to a Person or group of Persons, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except for Nonrecourse Indebtedness Exceptions) is contractually limited to specific assets of such Persons, including Equity Interests in any such Persons, encumbered by a Lien securing such Indebtedness.

“Nonrecourse Indebtedness Exceptions” means, with respect to Indebtedness for which recourse for payment is generally limited to specific assets encumbered by a Lien securing such Indebtedness, customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other customary exceptions to nonrecourse liability.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at
http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Obligors” is defined in the first paragraph of this Agreement.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the General Partner of the Company whose responsibilities extend to the subject matter of such certificate.

“Parent” is defined in the first paragraph of this Agreement.

“Parent Companies” means, collectively, the Parent and each Subsidiary thereof from time to time that directly or indirectly owns Equity Interests in the Company.

“Parent Guarantors” means each Parent Company from time to time party to a Parent Guaranty, including on the Execution Date, the Initial Parent Guarantors, and each of them is a “Parent Guarantor”.

“Parent Guaranty” means each guaranty executed and delivered by a Parent Company in substantially the form attached hereto as Schedule 3.

“Parent Ownership Requirement” is defined in Section 9.11(a).

“Parent Release Date” means the release of the Parent from the Parent Guaranty pursuant to Section 9.8(c).

“Parent Release Reconciliation” is defined in Section 9.8(c)(viii).

“Pari Passu Debt” means Indebtedness of the Company, Kerrow and any of their respective Subsidiaries (including any Permitted Separately Financed Subsidiary Debt) that will not cause a breach of the financial covenants set forth in Section 10.6 (calculated on a pro forma basis) or otherwise cause a Default or Event of Default; provided that any such Indebtedness incurred by the Company, Kerrow or any of their respective Subsidiaries (other than any Permitted Separately Financed Subsidiary Debt) shall: (1) be unsecured (or, if secured, concurrently secured equally and ratably with the Notes pursuant to documentation reasonably acceptable to the Required Holders), (2) not contain covenants or events of default that, taken as a whole, are more favorable to the lenders under such other Indebtedness in any material respect than the terms of the Financing Agreements (as determined by the Company or, if requested by the Company, as approved by the Required Holders) unless the Financing Agreements are amended with the approval of the Required Holders (such approval not to be unreasonably withheld or delayed) to reflect such more favorable terms and (3) not be guaranteed at any time by any Parent Company or any other Person unless (x) such Parent Company or such other Person is a Guarantor and (y) the terms of the guarantee of such other Indebtedness by such Parent Company or such other Person are not more favorable to the lenders under such other Indebtedness in any material respect than the terms of the Financing Agreements (as determined by the Company or, if requested by the Company, as approved by the Required Holders) unless the Financing Agreements are amended with the approval of the Required Holders (such approval not to be unreasonably withheld or delayed) to reflect such more favorable terms.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 9.4;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 9.4;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) (i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (ii) customary liens arising under surety bond and performance bonds incurred in the ordinary course of business or (iii) earnest money deposits or similar deposits to secure the performance of obligations under any purchase or acquisition agreement;

(e) judgment liens in respect of judgments (or liens securing appeal or other surety bonds relating to such judgments) that do not constitute an Event of Default under Section 11(j);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Subsidiary;

(g) the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;

(h) customary Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business and that do not secure Indebtedness; and

(i) customary Liens securing assessments or charges payable to a property owner association or similar entity in the ordinary course of business, which assessments are not yet due or are being contested in compliance with Section 10.5.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Separately Financed Subsidiary Debt” means Nonrecourse Indebtedness (i) incurred by one or more Subsidiaries, none of which own an Eligible Unencumbered Real Property Asset which, following the incurrence of such Nonrecourse Indebtedness, will be included in the determination of the Unencumbered Leverage Ratio, or any Mortgage Notes included in the definition of Eligible Unencumbered Mortgage Note Value and (ii) the incurrence of which will not cause a pro forma breach of any restriction set forth in Section 10.6(b) or (c).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Primary Credit Facility” means, as to the Company and its Subsidiaries,

(a) the Bank Credit Agreement; and

(b) any other agreement(s) individually or creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or credit support, in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000; provided, however, that this clause (b) shall in any event exclude (i) Permitted Separately Financed Subsidiary Debt, (ii) completion and repayment guarantees in respect of construction financings and (iii) agreements evidencing Indebtedness that is recourse solely to one or more special purpose entities (including any equity interests therein) created for the purposes of incurring such Indebtedness (or any earlier financing or subsequent refinancing thereof) and holding the assets financed by such Indebtedness.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Capitalization Value” means, with respect to any Eligible Unencumbered Real Property Asset (or, if applicable, any Real Property Asset), the Adjusted Annualized Net Operating Income of such Eligible Unencumbered Real Property Asset (or Real Property Asset) capitalized at the applicable Capitalization Rate; provided that the value of any Eligible Unencumbered Real Property Asset (or Real Property Asset) that has been generating operating income for a period of less than four (4) full fiscal quarters after the date such property was acquired shall be valued at the actual cost (purchase price) of such property if greater than the Adjusted Annualized Net Operating Income of such Eligible Unencumbered Real Property Asset (or Real Property Asset) capitalized at the applicable Capitalization Rate. Notwithstanding the foregoing, the Property Capitalization Value of any Special Real Property Asset shall be fifty percent (50%) of the otherwise applicable Property Capitalization Value and the Property Capitalization Value of any Special Real Property Asset shall be zero six (6) months after the date on which the applicable Real Property Asset first became a Special Real Property Asset, in each case, so long as such property continues to be a Special Real Property Asset.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualifying Ground Lease” a ground lease that complies with each of the following: (i) such ground lease has a remaining term (including renewal options exercisable at the ground lessee’s sole option) of at least thirty-five (35) years as calculated from the date such asset is initially counted as an Eligible Unencumbered Real Property Asset for purposes this Agreement (or less if lessee has the unilateral option to purchase the fee interest at the end of the lease term for a de minimis purchase price), (ii) payments under such ground lease are not past due, and (iii) such ground lease includes mortgagee protections that are consistent with the mortgagee protection requirements of institutional mortgage lenders or otherwise reasonably acceptable to the Required Holders.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Real Property Asset” means a real property asset owned by the Company, Kerrow or any of their respective Subsidiaries or any EAT, as applicable, in fee simple or leased pursuant to a ground lease located in the United States and for retail use.

“Recourse Indebtedness” means any Indebtedness that is not Nonrecourse Indebtedness.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et seq. of the Code or any successor provisions.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the General Partner of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent, the Company or any their respective Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“S&P” means Standard & Poor’s Ratings Services.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Indebtedness” means the portion of Total Indebtedness which is secured by a Lien on any properties or assets.

“Secured Recourse Debt Ratio” is defined in Section 10.6(c).

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the General Partner of the Company.

“Separately Financed Subsidiary” means each Subsidiary (or group of Subsidiaries, in the case of single financing or a series of related financings involving multiple Subsidiaries) of the Company that has incurred Permitted Separately Financed Subsidiary Debt.

“Source” is defined in Section 6.2.

“Special Real Property Asset” means a Real Property Asset (A) that is leased to a tenant that (i) has ceased occupancy or regular operations at such location; (ii) is in default in the payment of rent under the applicable lease, or (iii) is the subject of any liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency or reorganization proceeding, or (B) on which a casualty event has occurred, which individually or in the aggregate with other casualty events on such Real Property Asset, could reasonably be expected to materially affect the profitable operation of business conducted on such Real Property Asset.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Static GAAP” is defined in Section 22.3(b).

“Stock Redemption Condition” is defined in Section 10.7(c).

“Subsequent Changes” is defined in Section 22.3(b).

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Parent.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.7.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company, the Company or their respective Subsidiaries shall be a Swap Agreement.

“Total Capitalization Value” means, with respect to any Person, the sum of (i) the Property Capitalization Value for the Real Property Assets (including any 1031 Property) of such Person (or attributable to such Person’s interest in unconsolidated Joint Ventures or Subsidiaries), (ii) cash and Cash Equivalents, (iii) the aggregate sums expended on the construction or redevelopment of improvements (including land acquisition costs) with respect to properties on which construction or redevelopment has commenced but has not yet been completed, (iv) undeveloped land, valued, in accordance with GAAP, at the lower of cost and market value, (v) such Person’s economic interest in Mortgage Notes, valued, in accordance with

GAAP, at the lower of cost and market value; provided that any Mortgage Notes that are more than sixty (60) days past due, shall not be included in this clause (v), (vi) investments in publicly traded securities, valued at such Person’s book value determined in accordance with GAAP, (vii) investments in non-publicly traded securities, valued at such Person’s book value determined in accordance with GAAP and (viii) investments in non-Wholly Owned Subsidiaries and unconsolidated Joint Ventures; provided that the calculation of Total Capitalization Value shall be subject to the following limitations (each of which, for clarity, shall be determined on a consolidated basis for the Parent and its Subsidiaries):

(a) subject to the MFL Principles, the value of the interests described in clauses (iii) and (iv) in excess of 10% of Total Capitalization Value shall be excluded;

(b) subject to the MFL Principles, the value of the interests in Mortgage Notes described in clause (v) in excess of 10% of Total Capitalization Value shall be excluded;

(c) the value of the interests in Real Property Assets consisting of ground leaseholds in excess of 15% of Total Capitalization Value shall be excluded;

(d) subject to the MFL Principles, the value of the interests in Real Property Assets consisting of other than Real Property Assets that are improved with structures that are net leased income producing retail locations in excess of 10% of Total Capitalization Value shall be excluded;

(e) subject to the MFL Principles, the value attributable to interests in publicly traded securities and non-publicly traded securities described in clauses (vi) and (vii) in excess of 10% of Total Capitalization Value shall be excluded;

(f) subject to the MFL Principles, the value attributable to interests in non-Wholly Owned Subsidiaries and unconsolidated Joint Ventures described in clause (viii) in excess of 10% of Total Capitalization Value shall be excluded;

(g) subject to the MFL Principles, the value of the interests in Eligible 1031 Properties in excess of 5% of Total Capitalization Value shall be excluded; and

(h) the aggregate investments of the types described in clauses (a) through (g) above, to the extent not already excluded by such clauses, in excess of 25% of Total Capitalization Value shall be excluded.

“Total Leverage Ratio” is defined in Section 10.6(a).

“Total Indebtedness” means, without duplication, all Indebtedness of the Parent and its Subsidiaries (excluding Included Swap Exposure to the extent that such Included Swap Exposure does not exceed $10,000,000; provided that if such Included Swap Exposure exceeds $10,000,000, the full amount of such Included Swap Exposure shall be treated as Indebtedness for purposes of calculating Total Indebtedness).

“Total Secured Recourse Indebtedness” means Indebtedness that is (i) secured by a Lien on any assets of the Parent or any of its Subsidiaries and (ii) is not Nonrecourse Indebtedness.

“Transaction Documents” means, collectively, the Financing Agreements and the Asset Transfer Documents.

“Unhedged Floating Rate Debt” means Indebtedness (including any such Indebtedness under the Bank Credit Agreement) at a floating rate of interest of the Parent and its Subsidiaries that is not subject to an interest rate hedging arrangement.

“Unhedged Floating Rate Debt Ratio” is defined in Section 10.6(f).

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unsecured Indebtedness” means the outstanding principal amount of Total Indebtedness that is not secured by a Lien on any property, Equity Interests or other assets provided, however, that if a Lien is granted to secure the Notes (if applicable, ratably with any Primary Credit Facility), the Indebtedness secured by such Lien shall in any event be deemed to be Unsecured Indebtedness.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Weighted Average Term” means, when applied to the leases of any group of Real Property Assets, as at any date, the amount that is the sum of the Individual Weighted Average Terms of all leases in such group. “Individual Weighted Average Term” for any such lease shall be the product of (1) the remaining lease term of such lease and (2) the quotient of the annual rent amount under such lease divided by the aggregate annual rent amount of all leases in the applicable group of leases.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

INFORMATION RELATING TO PURCHASERS

[Redacted - Confidential Information]

SCHEDULE B

(to Note Purchase Agreement)

FORM OF SERIES A NOTE

FOUR CORNERS OPERATING PARTNERSHIP, LP

4.68% SENIOR GUARANTEED NOTE, DUE JUNE 7, 2024

No. [ ]	June 7, 2017
$[ ]	PPN: 35086@ AA9

FOR VALUE RECEIVED, the undersigned, Four Corners Operating Partnership, LP (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on June 7, 2024 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.68% per annum from the date hereof, payable semiannually, on the 7th day of June and 7th day of December in each year, commencing on December 7, 2017, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.68% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Guaranteed Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated April 19, 2017 (as from time to time amended, the “Note Purchase Agreement”), among the Company, the Parent and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1- A

(to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

FOUR CORNERS OPERATING PARTNERSHIP, LP
By:	Four Corners GP, LLC, its general partner
By
Name:
Title:

1-2

FORM OF SERIES B NOTE

FOUR CORNERS OPERATING PARTNERSHIP, LP

4.93% SENIOR GUARANTEED NOTE, DUE JUNE 7, 2027

No. [ ]	June 7, 2017
$[ ]	PPN: 35086@ AB7

FOR VALUE RECEIVED, the undersigned, Four Corners Operating Partnership, LP (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on June 7, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.93% per annum from the date hereof, payable semiannually, on the 7th day of June and 7th day of December in each year, commencing on December 7, 2017, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.93% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Guaranteed Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated April 19, 2017 (as from time to time amended, the “Note Purchase Agreement”), among the Company, the Parent and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

SCHEDULE 1- B

(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

FOUR CORNERS OPERATING PARTNERSHIP, LP
By:	Four Corners GP, LLC, its general partner
By
Name:
Title:

1-2

FORM OF PARENT GUARANTY AGREEMENT

THIS GUARANTY (this “Guaranty”) is made as of                     , 2017, by each of the Parent Companies that is a signatory to this Guaranty as a Parent Guarantor (the “Parent Guarantors” and each, a “Parent Guarantor”), for the benefit of the purchasers listed in Schedule A of the hereinafter defined Note Purchase Agreement (the “Purchasers”) and the holders from time to time of the Notes. The Purchasers and such holders are collectively called the “holders” and individually a “holder”. The holders, together with the Parent Guarantors, are collectively, the “Parties” and individually, a “Party”. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Note Purchase Agreement defined below. This Guaranty is the “Parent Guaranty” referred to in the Note Purchase Agreement.

RECITALS

A. Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Company”), Four Corners Property Trust, Inc., a Maryland corporation (the “Parent”), and the Purchasers have entered into that certain Note Purchase Agreement dated as of April 19, 2017 (as the same may be further amended, modified, renewed or extended from time to time, the “Note Purchase Agreement”), pursuant to which the Company has issued (a) $50,000,000 aggregate principal amount of its 4.68% Senior Guaranteed Notes, Series A, due June 7, 2024 (the “Series A Notes”) and (b) $75,000,000 aggregate principal amount of its 4.93% Senior Guaranteed Notes, Series B, due June 7, 2027 (the “Series B Notes” and together with the Series A Notes, the “Notes”);

B. The Parent Guarantors wish to unconditionally guarantee payment and performance to the Purchasers of the Guaranteed Obligations (as defined below); and

C. Each Parent Guarantor is an owner of direct and indirect equity interests in the Company and/or general partner of the Company and each Parent Guarantor directly benefits from the Purchaser’s purchasing the Notes from the Company.

AGREEMENT

NOW, THEREFORE, as an inducement to the Purchasers to purchase the Notes and in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Parent Guarantor agrees, for the benefit of each of the holders, as follows:

Section 1. Guaranty of Obligations.

(a) Each of the Parent Guarantors hereby absolutely, irrevocably and unconditionally, and jointly and severally, guarantees to the holders (i) the full and prompt payment of the principal of and interest on the Notes and Make-Whole Amount, if any, when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums that may now be or may hereafter become due and owing under the Financing Agreements and all enforcement costs associated therewith (the “Guaranteed

SCHEDULE 2

(to Note Purchase Agreement)

Indebtedness”) and (ii) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of the Company under the Note Purchase Agreement and the Notes and all enforcement costs associated therewith (the “Obligations” and together with the Guaranteed Indebtedness, collectively, the “Guaranteed Obligations”). Each of the Parent Guarantors hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable, jointly and severally, for the Guaranteed Obligations as a primary obligor, and that each Parent Guarantor shall fully perform each and every term and provision hereof. This Guaranty is an absolute, present and continuing guaranty of payment and performance in full and not solely a guaranty of collection. No holder shall be required to exhaust any right or remedy or take any action against the Company or any other person or entity. Upon the occurrence of any Bankruptcy Event with respect to the Parent or the Company or any Event of Default under clause (g), (h) or (i) of Section 11 of the Note Purchase Agreement, notwithstanding the existence of any dispute between any holder and the Company with respect to the existence of such Bankruptcy Event or such Event of Default, the Guaranteed Obligations will immediately and automatically (without the requirement of the giving of any notice) become due and payable notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration or notice with respect to the Company, the Parent or any other obligor under the Financing Agreement. Upon the occurrence of any Event of Default under Section 11 of the Note Purchase Agreement (other than under clause (g), (h) or (i) of Section 11 of the Note Purchase Agreement), notwithstanding the existence of any dispute between any holder and the Company with respect to the existence of such Event of Default, then, notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration or notice with respect to the Company, the Parent or any other obligor under the Financing Agreements, in the event of a declaration, attempted declaration, notice or attempted notice by any holder, the Guaranteed Obligations will immediately become due and payable by each of the Parent Guarantors pursuant to this Guaranty.

(b) Without limiting the generality of the foregoing, each Parent Guarantor, and by its acceptance of this Guaranty, and each holder, hereby confirms that the Parties intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty. In furtherance of that intention, the liabilities of each Parent Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Parent Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Person with respect to the Liabilities, result in the Liabilities of such Parent Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means the Bankruptcy Code (as defined below), or any similar federal, state or foreign law for the relief of debtors. This paragraph with respect to the maximum liability of each Parent Guarantor is intended solely to preserve the rights of the holders, to the maximum extent not subject to avoidance under applicable law, and neither a Parent Guarantor nor any other Person shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of a Parent Guarantor hereunder shall not be rendered voidable under applicable law. Each Parent Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the maximum liability of such Parent Guarantor without impairing this Guaranty or affecting the rights and remedies of the holders hereunder; provided that nothing in this sentence shall be construed to increase such Parent Guarantor’s obligations hereunder beyond its maximum liability.

2

Section 2. Guaranty Absolute.

(a) Each Parent Guarantor guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of the Notes and the Note Purchase Agreement. The liability of each Parent Guarantor under this Guaranty is absolute, irrevocable and unconditional irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Notes or the Note Purchase Agreement, including any increase or decrease in the rate of interest thereon; (ii) any release or amendment or waiver of, or consent to departure from, or failure to act by the holders with respect to, or any impairment of any Lien on, any other guaranty or support document, or any exchange, release or non-perfection of, or failure to act by the holders with respect to, any collateral securing payment or performance, of all or any part of the Guaranteed Obligations; (iii) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Guaranteed Obligations or any of the Notes or the Note Purchase Agreement; (iv) any change in the corporate existence, structure, or ownership of the Company, the Parent or any other obligor under any Financing Agreements; (v) without being limited by the foregoing, any lack of validity or enforceability of any Financing Agreements; and (vi) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to any Financing Agreements or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Company, the Parent or a Guarantor, other than the Payment in Full of the Guaranteed Obligations.

(b) Each Parent Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Parent Guarantor be exonerated or discharged by, any of the following events:

(i) any insolvency proceeding with respect to the Company, the Parent, any Guarantor, any other party to a Financing Agreement or any other Person;

(ii) any limitation, discharge, or cessation of the liability of the Company, the Parent, any Guarantor, any other party to a Financing Agreement or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or any Financing Agreements;

(iii) any merger, acquisition, consolidation or change in structure of the Company, the Parent, any Guarantor or any other party to a Financing Agreement or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Company, the Parent, any Guarantor, any other party to a Financing Agreement or other Person;

3

(iv) any assignment or other transfer, in whole or in part, of any holder’s interests in and rights under this Guaranty or the other Financing Agreements, including the right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of a holder’s interests in and to any of the collateral specified in any pledge agreement;

(v) any claim, defense, counterclaim or setoff, other than that of prior performance of the Obligations or Payment in Full of the Guaranteed Indebtedness, that the Company, the Parent, any Guarantor, any other party to a Financing Agreement or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Financing Agreements;

(vi) any holder’s amendment, modification, renewal, extension, cancellation or surrender of any Financing Agreement, any Guaranteed Obligations, any collateral securing payment or performance of all or any part of the Guaranteed Obligations, or any holder’s exchange, release, or waiver of any collateral securing the payment or performance of all or any part of the Guaranteed Obligations;

(vii) any holder’s exercise or non-exercise of any power, right or remedy with respect to any of any collateral securing payment or performance of all or any part of the Guaranteed Obligations, including any holder’s compromise, release, settlement or waiver with or of the Company, the Parent, any Guarantor, any other party to a Financing Agreement or any other Person;

(viii) any holder’s vote, claim, distribution, election, acceptance, action or inaction in any insolvency proceeding related to the Guaranteed Obligations;

(ix) any impairment or invalidity of any of any collateral securing payment or performance of all or any part of the Guaranteed Obligations or any failure to perfect any of the holder’s Liens thereon or therein; and

(x) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Company to the holders.

(c) The obligations of each Parent Guarantor hereunder are independent of and separate from the obligations of the Company and any other party to a Financing Agreement and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against any Parent Guarantor, whether or not the Company, the Parent or any other party to a Financing Agreement is joined therein or a separate action or actions are brought against the Company, the Parent or any other party to a Financing Agreement.

Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until this Guaranty is terminated pursuant to Section 17 hereof.

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Section 4. Waiver of Certain Rights and Notices; Financial Condition of Parties. To the fullest extent not prohibited by applicable law, except as specifically provided herein, each Parent Guarantor hereby waives and agrees not to assert or take advantage of (a) any right to require any holder to proceed against or exhaust its recourse against the Company, the Parent, any other party to a Financing Agreement, any other guarantor or endorser, or any security or collateral securing payment or performance, of all or any part of the Guaranteed Obligations held by any collateral agent (for the benefit of holders) at any time or to pursue any other remedy in its power before proceeding against such Parent Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability, as applicable, of the Company, the Parent, any other party to a Financing Agreement, any of their respective Related Parties or any other Person, (ii) the revocation or repudiation hereof by any Parent Guarantor or the revocation or repudiation of any of any Financing Agreement by the Company, the Parent, any other party to a Financing Agreement or any other Person, (iii) the failure of the holders to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Company, the Parent or any other party to a Financing Agreement, (iv) the unenforceability in whole or in part of any Financing Agreement, (v) the holder’s election in any proceeding instituted under the Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, or (vi) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies by the holders which destroys or otherwise impairs the subrogation rights of any Guarantor or the right of such Guarantor to proceed against the Company, the Parent or any other party to a Financing Agreement for reimbursement; (f) any defense based upon any taking, modification or release of any collateral securing payment or performance, or other guarantees, of all or any part of the Guaranteed Obligations, or any failure to perfect, or any impairment of, any Lien on, or the taking of or failure to take any other action with respect to, any collateral securing payment or performance of the Guaranteed Obligations; (g) any right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any obligations to which it applies or may apply; (h) any rights or defenses based upon an offset by any Guarantor against any obligation now or hereafter owed to such Guarantor by the Company, the Parent or any other party to a Financing Agreement; and (i) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty; provided, however, that this Section 4 shall not constitute a waiver on the part of any Parent Guarantor of any defense of payment. Each Parent Guarantor shall remain liable hereunder to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of such Parent Guarantor, until the termination of this Guaranty under Section 17 hereof. In addition, each Parent Guarantor shall not have any right to require any holder or other party to a Financing Agreement to obtain or disclose any information with respect to: (i) the financial condition or character of any other party to a Financing Agreement or the ability of any other party to a Financing Agreement to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) any collateral securing payment or performance of all or any of the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any holder or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

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Section 5. Continuing Guaranty; Reinstatement. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Parent Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Parent Guarantor until this Guaranty is terminated pursuant to Section 17 hereof. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the holders on the insolvency, bankruptcy or reorganization of the Company, the Parent or any other party to a Financing Agreement or otherwise, all as though the payment had not been made; provided, however, that no such reinstatement shall occur if this Guaranty has terminated pursuant to Section 17(b) hereof.

Section 6. Subrogation. No Parent Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Guaranteed Obligations have been paid in full and the Financing Agreements are no longer in effect. If any amount is paid to a Parent Guarantor on account of subrogation rights under this Guaranty at any time when all the Guaranteed Obligations have not been paid in full, the amount shall be held in trust for the benefit of the holders and shall be promptly paid to the holders, to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Financing Agreements. If any Parent Guarantor makes payment to any holder, of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations are paid in full and the Financing Agreements are no longer in effect, such holder shall, at such Parent Guarantor’s request and expense, execute and deliver to such Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Parent Guarantor of the interest in the Guaranteed Obligations resulting from such payment.

Section 7. Subordination. Without limiting any holder’s rights under any other agreement, any liabilities owed by the Company, the Parent or any other party to a Financing Agreement to a Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of the Company, the Parent or any other party to a Financing Agreement, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Obligations, and such liabilities of the Company, the Parent or any other party to a Financing Agreement to such Guarantor, if any holder so requests, shall be collected, enforced and received by such Guarantor as trustee for the holders and shall be paid over to the holders, on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of any Parent Guarantor under the other provisions of this Guaranty.

Section 8. Payments.

Each Parent Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any holder or any other Person may have against such Parent Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity,

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by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), such Parent Guarantor shall forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any insolvency proceeding with respect to the Company, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in any such insolvency proceeding). Each Parent Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in dollars and in same day or immediately available funds, to the holders at the addresses for payment as set forth in Schedule A to the Note Purchase Agreement or such other address for payment as may be specified in writing by such holder.

Section 9. Representations and Warranties. Each Parent Guarantor represents and warrants that:

(a) (i) such Parent Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, (ii) the execution, delivery and performance of this Guaranty are within such Parent Guarantor’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational action, (iii) this Guaranty has been duly executed and delivered by such Parent Guarantor and constitutes a legal, valid and binding obligation of such Parent Guarantor, enforceable against such Parent Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (iv) the execution, delivery and performance of this Guaranty by such Parent Guarantor (A) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and any required filing of Form 8-K with the SEC in connection with this Guaranty, (B) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Parent Guarantor or any order, decree or judgment of any Governmental Authority, except for any violation of any applicable law or regulation that would not reasonably be expected to have a Material Adverse Effect, (C) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Parent Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Parent Guarantor, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (D) will not result in the creation or imposition of any Lien on any asset of such Parent Guarantor;

(b) in executing and delivering this Guaranty, such Parent Guarantor has (i) without reliance on any holder or any information received from any holder and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Company’s, the Parent’s and any other party to a

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Financing Agreement’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Company, the Parent or any other party to a Financing Agreement or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from the Company, the Parent or any other party to a Financing Agreement on a continuing basis information concerning the Company, the Parent or any other party to a Financing Agreement; (iii) full and complete access to the Financing Agreements and any other documents executed in connection with the Financing Agreements; and (iv) not relied and will not rely upon any representations or warranties of any holder not embodied herein or any acts heretofore or hereafter taken by any holder (including but not limited to any review by any holder of the affairs of the Company, the Parent or any other party to a Financing Agreement);

(c) each Parent Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Financing Agreements to which it is a party;

(d) each representation and warranty in the Note Purchase Agreement made by the Company and the Parent with respect to each Parent Guarantor is true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects); and

(e) upon the execution and delivery hereof, such Parent Guarantor will be solvent, will be able to pay its debts as they mature and has capital sufficient to carry on its business.

Section 10. Covenants.

(a) Each Parent Guarantor will perform and comply with all covenants applicable to such Parent Guarantor, or which the Company, the Parent or any other party to a Financing Agreement is required to cause such Parent Guarantor to comply with, under the terms of the Note Purchase Agreement or any of the other Financing Agreements as if the same were more fully set forth herein.

(b) Each Parent Guarantor shall furnish to each holder such information respecting the operations, properties, business or financial condition of such Parent Guarantor or its Subsidiaries as any holder may from time to time reasonably request, subject to the limitations set forth in Section 7.5 of the Note Purchase Agreement.

(c) Each Parent Guarantor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except (other than the maintenance of legal existence of such Parent Guarantor) as could not reasonably be expected to result in a Material Adverse Effect or as may otherwise be permitted under the Note Purchase Agreement.

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(d) Each Parent Guarantor shall maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, required in connection with this Guaranty or any other Financing Agreement to which it is a party, in each case to the extent necessary to ensure that non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of such Parent Guarantor and its Subsidiaries taken as a whole, or (b) the ability of such Parent Guarantor to perform its obligations under this Guaranty, or (c) the validity or enforceability of this Guaranty.

(e) Each Parent Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Required Holders shall deem necessary to effectuate the purposes of this Guaranty and the other Financing Agreements to which such Parent Guarantor is a party, and promptly provide the holders with evidence of the foregoing reasonably satisfactory in form and substance to the Required Holders.

Section 11. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 12. Setoff. If an Event of Default shall have occurred and be continuing, each holder and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such holder or Affiliate to or for the credit or the account of any Parent Guarantor against any of and all the Guaranteed Obligations held by such holder, irrespective of whether or not such holder shall have made any demand under this Guaranty and although such Guaranteed Obligations may be unmatured. The rights of each holder under this Section are in addition to other rights and remedies (including other rights of setoff) which such holder may have. Each holder shall notify the Company promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 13. Formalities. Each Parent Guarantor waives presentment, demand, notice of dishonor, default or nonpayment, protest, notice of acceptance of this Guaranty or incurrence of any of the Guaranteed Obligations and any other formality with respect to any of the Guaranteed Obligations or this Guaranty.

Section 14. Amendments and Waivers. Except as otherwise provided in Section 1(b) of this Guaranty, this Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Parent Guarantor and the Required Holders, except that no amendment or waiver which results in the limitation of the liability of any Parent Guarantor hereunder (except to the extent provided in Section 1(b) and Section 17 of this Guaranty) will be effective as to any holder unless consented to by such holder in writing and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the holders to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

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Section 15. Expenses. Each of the Parent Guarantors shall reimburse the holders on demand for all reasonable and documented out-of-pocket costs, expenses and charges incurred by the holders in connection with the performance or enforcement of this Guaranty. The obligations of the Parent Guarantors under this Section shall survive the termination of this Guaranty.

Section 16. Assignment; Benefits of Guaranty. This Guaranty shall be binding on, and shall inure to the benefit of each Parent Guarantor, the holders and their respective successors and assigns; provided that no Parent Guarantor may assign or transfer its rights or obligations under this Guaranty without the prior written consent of each holder (and any attempted such assignment or transfer by any Parent Guarantor without such consent shall be null and void) (it being understood that a merger or consolidation permitted by the Note Purchase Agreement will not constitute an assignment, transfer or delegation and does not require the consent of the holders). Without limiting the generality of the foregoing, each holder may assign, sell participations in or otherwise transfer its rights under the Financing Agreements to any other Person in accordance with the terms of the Note Purchase Agreement, and the other person or entity shall then become vested with all the rights granted to such holder, as applicable, in this Guaranty or otherwise. This Guaranty is entered into for the sole protection and benefit of the holders and their respective successors and assigns, and no other Person (other than any Related Party specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty.

Section 17. Termination. This Guaranty and all obligations (other than those expressly stated to survive such termination) of each Guarantor hereunder shall terminate and the Guarantors shall be automatically released from their obligations under this Guaranty (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person, upon (a) full and indefeasible payment in cash of the Guaranteed Obligations, or (b) the release of such Parent Guarantor pursuant to Section 9.8(c) of the Note Purchase Agreement. At the request and sole expense of any Parent Guarantor following any such termination or release, the holders shall take all such action reasonably requested by such Parent Guarantor to evidence the release of such Parent Guarantor from its obligations under this Guaranty.

Section 18. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 19. Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(a) if to any Parent Guarantor, to it at c/o Four Corners Operating Partnership, LP, 591 Redwood Highway, Suite 1150, Mill Valley, CA 94941, Attention of Mr. Gerry Morgan and James L. Brat, Esq. (Email address: gerry@fourcornerspropertytrust.com and jim@fourcornerspropertytrust.com); and

(b) if to any holder, at its address set forth in Schedule A to the Note Purchase Agreement or such other address as such holder shall have specified in writing to the Company.

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Each Parent Guarantor and each holder may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other Party. All notices and other communications given to any Parent Guarantor or any holder in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt, in the case of email notices, as evidenced by sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt function”).

Section 20. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Guaranty shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Parent Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each Parent Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined solely in such New York State or, to the extent permitted by law, in such federal court. Each Parent Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any holder may otherwise have to bring any action or proceeding relating to this Guaranty against any Parent Guarantor or its properties in the courts of any jurisdiction.

(c) Each Parent Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) above. Each Parent Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Parent Guarantor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of any Party to serve process in any other manner permitted by law.

Section 21. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the Parties as expressed herein.

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Section 22. ENTIRETY. THIS GUARANTY AND THE OTHER FINANCING AGREEMENTS EXECUTED BY ANY PARENT GUARANTOR EMBODY THE FINAL, ENTIRE AGREEMENT OF SUCH PARENT GUARANTOR AND THE HOLDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS GUARANTY AND THE OTHER FINANCING AGREEMENTS EXECUTED BY EACH PARENT GUARANTOR ARE INTENDED BY EACH PARENT GUARANTOR AND THE HOLDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG ANY PARENT GUARANTOR AND THE HOLDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY OR ANY OTHER FINANCING AGREEMENT EXECUTED BY ANY PARENT GUARANTOR. THERE ARE NO ORAL AGREEMENTS BETWEEN ANY PARENT GUARANTOR AND THE HOLDERS.

Section 23. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARENT GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH HOLDER, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARENT GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH HOLDER, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTY HAVE BEEN INDUCED TO EXECUTE OR ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 24. Reserved.

Section 25. Guaranteed Parties Not Fiduciaries to any Guarantor. The relationship between each Parent Guarantor and its Affiliates, on the one hand, and each of the holders and their respective Affiliates, on the other hand, is solely that of debtor and creditor, and neither such guaranteed party nor any Affiliate thereof shall have any fiduciary or other special relationship with any Parent Guarantor or any of its Affiliates, and no term or provision of any Financing Agreement, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

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Section 26. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Parent Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

[Parent Guarantor Signature Blocks to be Inserted]

FORM OF SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY (this “Guaranty”) is made as of                     , 2017, by each Subsidiary that is a signatory to this Guaranty as a Subsidiary Guarantor (the “Subsidiary Guarantors” and each, a “Subsidiary Guarantor”), for the benefit of the purchasers listed in Schedule A of the hereinafter defined Note Purchase Agreement (the “Purchasers”) and the holders from time to time of the Notes. The Purchasers and such holders are collectively called the “holders” and individually a “holder”. The holders, together with the Subsidiary Guarantors, are collectively, the “Parties” and individually, a “Party”. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Note Purchase Agreement defined below. This Guaranty is the “Subsidiary Guaranty” referred to in the Note Purchase Agreement.

RECITALS

A. Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Company”), Four Corners Property Trust, Inc., a Maryland corporation (the “Parent”), and the Purchasers have entered into that certain Note Purchase Agreement dated as of April 19, 2017 (as the same may be further amended, modified, renewed or extended from time to time, the “Note Purchase Agreement”), pursuant to which the Company has issued (a) $50,000,000 aggregate principal amount of its 4.68% Senior Guaranteed Notes, Series A, due June 7, 2024 (the “Series A Notes”) and (b) $75,000,000 aggregate principal amount of its 4.93% Senior Guaranteed Notes, Series B, due June 7, 2027 (the “Series B Notes” and together with the Series A Notes, the “Notes”);

B. The Subsidiary Guarantors wish to unconditionally guarantee payment and performance to the Purchasers of the Obligations (as defined below); and

C. Each Subsidiary Guarantor is a Subsidiary (as defined in the Note Purchase Agreement) of the Company and each Subsidiary Guarantor directly benefits from the Purchaser’s purchasing the Notes from the Company.

AGREEMENT

NOW, THEREFORE, as an inducement to the Purchasers to purchase the Notes and in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Subsidiary Guarantor agrees, for the benefit of each of the holders, as follows:

Section 1. Guaranty of Obligations.

(a) Each of the Subsidiary Guarantors hereby absolutely, irrevocably and unconditionally, and jointly and severally, guarantees to the holders (i) the full and prompt payment of the principal of and interest on the Notes and Make-Whole Amount, if any, when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums that may now be or may hereafter become due and owing under

SCHEDULE 3

(to Note Purchase Agreement)

the Financing Agreements and all enforcement costs associated therewith (the “Guaranteed Indebtedness”) and (ii) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of the Company and the Parent under the Note Purchase Agreement and the Notes and all enforcement costs associated therewith (the “Obligations” and together with the Guaranteed Indebtedness collectively, the “Guaranteed Obligations”). Each of the Subsidiary Guarantors hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable, jointly and severally, for the Guaranteed Obligations as a primary obligor, and that each Subsidiary Guarantor shall fully perform each and every term and provision hereof. This Guaranty is an absolute, present and continuing guaranty of payment and performance in full and not solely a guaranty of collection. No holder shall be required to exhaust any right or remedy or take any action against the Company or any other person or entity. Upon the occurrence of any Bankruptcy Event with respect to the Parent or the Company or any Event of Default under clause (g), (h) or (i) of Section 11 of the Note Purchase Agreement, notwithstanding the existence of any dispute between any holder and the Company with respect to the existence of such Bankruptcy Event or such Event of Default, the Guaranteed Obligations will immediately and automatically (without the requirement of the giving of any notice) become due and payable notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration or notice with respect to the Company, the Parent or any other obligor under the Financing Agreement. Upon the occurrence of any Event of Default under Section 11 of the Note Purchase Agreement (other than under clause (g), (h) or (i) of Section 11 of the Note Purchase Agreement), notwithstanding the existence of any dispute between any holder and the Company with respect to the existence of such Event of Default, then, notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration or notice with respect to the Company, the Parent or any other obligor under the Financing Agreements, in the event of a declaration, attempted declaration, notice or attempted notice by any holder, the Guaranteed Obligations will immediately become due and payable by each of the Subsidiary Guarantors pursuant to this Guaranty.

(b) Without limiting the generality of the foregoing, each Subsidiary Guarantor, and by its acceptance of this Guaranty, and each holder, hereby confirms that the Parties intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty. In furtherance of that intention, the liabilities of each Subsidiary Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Person with respect to the Liabilities, result in the Liabilities of such Subsidiary Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means the Bankruptcy Code (as defined below), or any similar federal, state or foreign law for the relief of debtors. This paragraph with respect to the maximum liability of each Subsidiary Guarantor is intended solely to preserve the rights of the holders, to the maximum extent not subject to avoidance under applicable law, and neither a Subsidiary Guarantor nor any other Person shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of a Subsidiary

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Guarantor hereunder shall not be rendered voidable under applicable law. Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the maximum liability of such Subsidiary Guarantor without impairing this Guaranty or affecting the rights and remedies of the holders hereunder; provided that nothing in this sentence shall be construed to increase such Subsidiary Guarantor’s obligations hereunder beyond its maximum liability.

Section 2. Guaranty Absolute.

(a) Each Subsidiary Guarantor guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of the Notes and the Note Purchase Agreement. The liability of each Subsidiary Guarantor under this Guaranty is absolute, irrevocable and unconditional irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Notes or the Note Purchase Agreement, including any increase or decrease in the rate of interest thereon; (ii) any release or amendment or waiver of, or consent to departure from, or failure to act by the holders with respect to, or any impairment of any Lien on, any other guaranty or support document, or any exchange, release or non-perfection of, or failure to act by the holders with respect to, any collateral securing payment or performance, of all or any part of the Guaranteed Obligations; (iii) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Guaranteed Obligations or any of the Notes or the Note Purchase Agreement; (iv) any change in the corporate existence, structure, or ownership of the Company, the Parent or any other obligor under any Financing Agreements; (v) without being limited by the foregoing, any lack of validity or enforceability of any Financing Agreements; and (vi) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to any Financing Agreements or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Company, the Parent or a Guarantor, other than the Payment in Full of the Guaranteed Obligations.

(b) Each Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Subsidiary Guarantor be exonerated or discharged by, any of the following events:

(i) any insolvency proceeding with respect to the Company, the Parent, any Guarantor, any other party to a Financing Agreement or any other Person;

(ii) any limitation, discharge, or cessation of the liability of the Company, the Parent, any Guarantor, any other party to a Financing Agreement or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or any Financing Agreements;

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(iii) any merger, acquisition, consolidation or change in structure of the Company, the Parent, any Guarantor or any other party to a Financing Agreement or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Company, the Parent, any Guarantor, any other party to a Financing Agreement or other Person;

(iv) any assignment or other transfer, in whole or in part, of any holder’s interests in and rights under this Guaranty or the other Financing Agreements, including the right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of a holder’s interests in and to any of the collateral specified in any pledge agreement;

(v) any claim, defense, counterclaim or setoff, other than that of prior performance of the Obligations or Payment in Full of the Guaranteed Indebtedness, that the Company, the Parent, any Guarantor, any other party to a Financing Agreement or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Financing Agreements;

(vi) any holder’s amendment, modification, renewal, extension, cancellation or surrender of any Financing Agreement, any Guaranteed Obligations, any collateral securing payment or performance of all or any part of the Guaranteed Obligations, or any holder’s exchange, release, or waiver of any collateral securing the payment or performance of all or any part of the Guaranteed Obligations;

(vii) any holder’s exercise or non-exercise of any power, right or remedy with respect to any of any collateral securing payment or performance of all or any part of the Guaranteed Obligations, including any holder’s compromise, release, settlement or waiver with or of the Company, the Parent, any Guarantor, any other party to a Financing Agreement or any other Person;

(viii) any holder’s vote, claim, distribution, election, acceptance, action or inaction in any insolvency proceeding related to the Guaranteed Obligations;

(ix) any impairment or invalidity of any of any collateral securing payment or performance of all or any part of the Guaranteed Obligations or any failure to perfect any of the holder’s Liens thereon or therein; and

(x) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Company to the holders.

(c) The obligations of each Subsidiary Guarantor hereunder are independent of and separate from the obligations of the Company, the Parent and any other party to a Financing Agreement and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against any Guarantor, whether or not the Company, the Parent or any other party to a Financing Agreement is joined therein or a separate action or actions are brought against the Company, the Parent or any other party to a Financing Agreement.

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Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until this Guaranty is terminated pursuant to Section 17 hereof.

Section 4. Waiver of Certain Rights and Notices; Financial Condition of Parties. To the fullest extent not prohibited by applicable law, except as specifically provided herein, each Subsidiary Guarantor hereby waives and agrees not to assert or take advantage of (a) any right to require any holder to proceed against or exhaust its recourse against the Company, the Parent, any other party to a Financing Agreement, any other guarantor or endorser, or any security or collateral securing payment or performance, of all or any part of the Guaranteed Obligations held by any collateral agent (for the benefit of holders) at any time or to pursue any other remedy in its power before proceeding against such Subsidiary Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability, as applicable, of the Company, the Parent, any other party to a Financing Agreement, any of their respective Related Parties or any other Person, (ii) the revocation or repudiation hereof by any Subsidiary Guarantor or the revocation or repudiation of any of any Financing Agreement by the Company, the Parent, any other party to a Financing Agreement or any other Person, (iii) the failure of the holders to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Company, the Parent or any other party to a Financing Agreement, (iv) the unenforceability in whole or in part of any Financing Agreement, (v) the holder’s election in any proceeding instituted under the Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, or (vi) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies by the holders which destroys or otherwise impairs the subrogation rights of any Guarantor or the right of such Guarantor to proceed against the Company, the Parent or any other party to a Financing Agreement for reimbursement; (f) any defense based upon any taking, modification or release of any collateral securing payment or performance, or other guarantees, of all or any part of the Guaranteed Obligations, or any failure to perfect, or any impairment of, any Lien on, or the taking of or failure to take any other action with respect to, any collateral securing payment or performance of the Guaranteed Obligations; (g) any right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any obligations to which it applies or may apply; (h) any rights or defenses based upon an offset by any Guarantor against any obligation now or hereafter owed to such Guarantor by the Company, the Parent or any other party to a Financing Agreement; and (i) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty; provided, however, that this Section 4 shall not constitute a waiver on the part of any Subsidiary Guarantor of any defense of payment. Each Subsidiary Guarantor shall remain liable hereunder to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of such Subsidiary Guarantor , until the termination of this Guaranty under Section 17 hereof. In addition, each Subsidiary Guarantor shall not have any right to require any holder or other party to a Financing Agreement to obtain or disclose any information with respect to: (i) the financial condition or character of any other party to a Financing Agreement or the ability

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of any other party to a Financing Agreement to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) any collateral securing payment or performance of all or any of the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any holder or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

Section 5. Continuing Guaranty; Reinstatement. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Subsidiary Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Subsidiary Guarantor until this Guaranty is terminated pursuant to Section 17 hereof. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the holders on the insolvency, bankruptcy or reorganization of the Company, the Parent or any other party to a Financing Agreement or otherwise, all as though the payment had not been made; provided, however, that no such reinstatement shall occur if this Guaranty has terminated pursuant to Section 17(b) hereof.

Section 6. Subrogation. No Subsidiary Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Guaranteed Obligations have been paid in full and the Financing Agreements are no longer in effect. If any amount is paid to a Subsidiary Guarantor on account of subrogation rights under this Guaranty at any time when all the Guaranteed Obligations have not been paid in full, the amount shall be held in trust for the benefit of the holders and shall be promptly paid to the holders, to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Financing Agreements. If any Subsidiary Guarantor makes payment to any holder, of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations are paid in full and the Financing Agreements are no longer in effect, such holder shall, at such Subsidiary Guarantor’s request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of the interest in the Guaranteed Obligations resulting from such payment.

Section 7. Subordination. Without limiting any holder’s rights under any other agreement, any liabilities owed by the Company, the Parent or any other party to a Financing Agreement to a Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of the Company, the Parent or any other party to a Financing Agreement, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Obligations, and such liabilities of the Company, the Parent or any other party to a Financing Agreement to such Guarantor, if any holder so requests, shall be collected, enforced and received by such Guarantor as trustee for the holders and shall be paid over to the holders, on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under the other provisions of this Guaranty.

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Section 8. Payments.

Each Subsidiary Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any holder or any other Person may have against such Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), such Subsidiary Guarantor shall forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any insolvency proceeding with respect to the Company, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in any such insolvency proceeding). Each Subsidiary Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in dollars and in same day or immediately available funds, to the holders at the addresses for payment as set forth in Schedule A to the Note Purchase Agreement or such other address for payment as may be specified in writing by such holder.

Section 9. Representations and Warranties. Each Subsidiary Guarantor represents and warrants that:

(a) (i) such Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, (ii) the execution, delivery and performance of this Guaranty are within such Subsidiary Guarantor’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational action, (iii) this Guaranty has been duly executed and delivered by such Subsidiary Guarantor and constitutes a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (iv) the execution, delivery and performance of this Guaranty by such Subsidiary Guarantor (A) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and any required filing of Form 8-K with the SEC in connection with this Guaranty, (B) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Subsidiary Guarantor or any order, decree or judgment of any Governmental Authority, except for any violation of any applicable law or regulation that would not reasonably be expected to have a Material Adverse Effect, (C) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Subsidiary Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Subsidiary Guarantor, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (D) will not result in the creation or imposition of any Lien on any asset of such Subsidiary Guarantor;

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(b) in executing and delivering this Guaranty, such Subsidiary Guarantor has (i) without reliance on any holder or any information received from any holder and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Company’s, the Parent’s and any other party to a Financing Agreement’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Company, the Parent or any other party to a Financing Agreement or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from the Company, the Parent or any other party to a Financing Agreement on a continuing basis information concerning the Company, the Parent or any other party to a Financing Agreement; (iii) full and complete access to the Financing Agreements and any other documents executed in connection with the Financing Agreements; and (iv) not relied and will not rely upon any representations or warranties of any holder not embodied herein or any acts heretofore or hereafter taken by any holder (including but not limited to any review by any holder of the affairs of the Company, the Parent or any other party to a Financing Agreement);

(c) each Subsidiary Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Financing Agreements to which it is a party;

(d) each representation and warranty in the Note Purchase Agreement made by the Company and the Parent with respect to each Subsidiary Guarantor is true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects); and

(e) upon the execution and delivery hereof, such Subsidiary Guarantor will be solvent, will be able to pay its debts as they mature and has capital sufficient to carry on its business.

Section 10. Covenants.

(a) Each Subsidiary Guarantor will perform and comply with all covenants applicable to such Subsidiary Guarantor, or which the Company, the Parent or any other party to a Financing Agreement is required to cause such Subsidiary Guarantor to comply with, under the terms of the Note Purchase Agreement or any of the other Financing Agreements as if the same were more fully set forth herein.

(b) Each Subsidiary Guarantor shall furnish to each holder such information respecting the operations, properties, business or financial condition of such Subsidiary Guarantor or its Subsidiaries as any holder may from time to time reasonably request, subject to the limitations set forth in Section 7.5 of the Note Purchase Agreement.

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(c) Each Subsidiary Guarantor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except (other than the maintenance of legal existence of such Subsidiary Guarantor) as could not reasonably be expected to result in a Material Adverse Effect or as may otherwise be permitted under the Note Purchase Agreement.

(d) Each Subsidiary Guarantor shall maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, required in connection with this Guaranty or any other Financing Agreement to which it is a party, in each case to the extent necessary to ensure that non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of such Subsidiary Guarantor and its Subsidiaries taken as a whole, or (b) the ability of such Subsidiary Guarantor to perform its obligations under this Guaranty, or (c) the validity or enforceability of this Guaranty.

(e) Each Subsidiary Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Required Holders shall deem necessary to effectuate the purposes of this Guaranty and the other Financing Agreements to which such Subsidiary Guarantor is a party, and promptly provide the holders with evidence of the foregoing reasonably satisfactory in form and substance to the Required Holders.

Section 11. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 12. Setoff. If an Event of Default shall have occurred and be continuing, each holder and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such holder or Affiliate to or for the credit or the account of any Subsidiary Guarantor against any of and all the Guaranteed Obligations held by such holder, irrespective of whether or not such holder shall have made any demand under this Guaranty and although such Guaranteed Obligations may be unmatured. The rights of each holder under this Section are in addition to other rights and remedies (including other rights of setoff) which such holder may have. Each holder shall notify the Company promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 13. Formalities. Each Subsidiary Guarantor waives presentment, demand, notice of dishonor, default or nonpayment, protest, notice of acceptance of this Guaranty or incurrence of any of the Guaranteed Obligations and any other formality with respect to any of the Guaranteed Obligations or this Guaranty.

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Section 14. Amendments and Waivers. Except as otherwise provided in Section 1(b) of this Guaranty, this Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Subsidiary Guarantor and the Required Holders, except that no amendment or waiver which results in the limitation of the liability of any Subsidiary Guarantor hereunder (except to the extent provided in Section 1(b) and Section 17 of this Guaranty) will be effective as to any holder unless consented to by such holder in writing. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any holder to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 15. Expenses. Each of the Subsidiary Guarantors shall reimburse the holders on demand for all reasonable and documented out-of-pocket costs, expenses and charges incurred by the holders in connection with the performance or enforcement of this Guaranty. The obligations of the Subsidiary Guarantor under this Section shall survive the termination of this Guaranty.

Section 16. Assignment; Benefits of Guaranty. This Guaranty shall be binding on, and shall inure to the benefit of each Subsidiary Guarantor, the holders and their respective successors and assigns; provided that no Subsidiary Guarantor may assign or transfer its rights or obligations under this Guaranty without the prior written consent of each holder (and any attempted such assignment or transfer by any Subsidiary Guarantor without such consent shall be null and void) (it being understood that a merger or consolidation permitted by the Note Purchase Agreement will not constitute an assignment, transfer or delegation and does not require the consent of the holders). Without limiting the generality of the foregoing, each holder may assign, sell participations in or otherwise transfer its rights under the Financing Agreements to any other Person in accordance with the terms of the Note Purchase Agreement, and the other person or entity shall then become vested with all the rights granted to such holder, as applicable, in this Guaranty or otherwise. This Guaranty is entered into for the sole protection and benefit of the holders and their respective successors and assigns, and no other Person (other than any Related Party specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty.

Section 17. Termination. This Guaranty and all obligations (other than those expressly stated to survive such termination) of each Guarantor hereunder shall terminate and the Guarantors shall be automatically released from their obligations under this Guaranty (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person, upon (a) full and indefeasible payment in cash of the Guaranteed Obligations, or (b) the release of such Subsidiary Guarantor pursuant to Section 9.7(c) of the Note Purchase Agreement. At the request and sole expense of any Subsidiary Guarantor following any such termination or release, the holders shall take all such action reasonably requested by such Subsidiary Guarantor to evidence the release of such Subsidiary Guarantor from its obligations under this Guaranty.

Section 18. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

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Section 19. Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(a) if to any Subsidiary Guarantor, to it at c/o Four Corners Operating Partnership, LP, 591 Redwood Highway, Suite 1150, Mill Valley, CA 94941, Attention of Mr. Gerry Morgan and James L. Brat, Esq. (Email address: gerry@fourcornerspropertytrust.com and jim@fourcornerspropertytrust.com); and

(b) if to any holder, at its address set forth in Schedule A to the Note Purchase Agreement or such other address as such holder shall have specified in writing to the Company.

Each Subsidiary Guarantor and each holder may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other Party. All notices and other communications given to any Subsidiary Guarantor or any holder in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt, in the case of email notices, as evidenced by sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt function”).

Section 20. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Guaranty shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each Subsidiary Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined solely in such New York State or, to the extent permitted by law, in such federal court. Each Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any holder may otherwise have to bring any action or proceeding relating to this Guaranty against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

(c) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) above. Each Subsidiary Guarantor    hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Subsidiary Guarantor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of any Party to serve process in any other manner permitted by law.

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Section 21. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the Parties as expressed herein.

Section 22. ENTIRETY. THIS GUARANTY AND THE OTHER FINANCING AGREEMENTS EXECUTED BY ANY SUBSIDIARY GUARANTOR EMBODY THE FINAL, ENTIRE AGREEMENT OF SUCH SUBSIDIARY GUARANTOR AND THE HOLDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS GUARANTY AND THE OTHER FINANCING AGREEMENTS EXECUTED BY EACH SUBSIDIARY GUARANTOR ARE INTENDED BY EACH SUBSIDIARY GUARANTOR AND THE HOLDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG ANY SUBSIDIARY GUARANTOR AND THE HOLDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY OR ANY OTHER FINANCING AGREEMENT EXECUTED BY ANY SUBSIDIARY GUARANTOR. THERE ARE NO ORAL AGREEMENTS BETWEEN ANY SUBSIDIARY GUARANTOR AND THE HOLDERS.

Section 23. WAIVER OF RIGHT TO TRIAL BY JURY. EACH SUBSIDIARY GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH HOLDER, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH SUBSIDIARY GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH HOLDER, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTY HAVE BEEN INDUCED TO EXECUTE OR ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 24. Reserved.

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Section 25. Guaranteed Parties Not Fiduciaries to any Subsidiary Guarantor. The relationship between each Subsidiary Guarantor and its Affiliates, on the one hand, and each of the holders and their respective Affiliates, on the other hand, is solely that of debtor and creditor, and neither such guaranteed party nor any Affiliate thereof shall have any fiduciary or other special relationship with any Subsidiary Guarantor or any of its Affiliates, and no term or provision of any Financing Agreement, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

Section 26. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

[Subsidiary Guarantor Signature Blocks to be Inserted]

[Signature Page – Subsidiary Guaranty]

FORM OF OPINION OF SPECIAL COUNSEL

TO THE OBLIGORS

Matters To Be Covered in

Opinion of Special Counsel to the Obligors

1. Each of the Parent, the Company and their respective Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

2. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

3. No conflicts with charter documents, laws or other agreements.

4. All consents required to issue and sell the Notes and execute and deliver the Parent Guaranty and to execute and deliver the documents having been obtained.

5. The Notes and the Parent Guaranty not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

6. No violation of Regulations T, U or X of the Federal Reserve Board.

7. Neither the Company nor the Parent is an “investment company”, or a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended.

SCHEDULE 4.4(a)

(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(b)

(to Note Purchase Agreement)

DISCLOSURE MATERIALS

1. Four Corners Investor Presentation dated January 2017.

2. Four Corners Master Investor Q&A dated March 8, 2017.

SCHEDULE 5.3

(to Note Purchase Agreement)

SUBSIDIARIES OF THE PARENT AND OWNERSHIP OF SUBSIDIARY STOCK

A. Subsidiaries

Name	Jurisdiction of Organization	Material Subsidiary	Equity Interests
Four Corners Operating Partnership, LP	Delaware	N/A	Four Corners GP, LLC owns 1% of issued and outstanding partnership interests; Four Corners Property Trust, Inc. owns 98.34% of issued and outstanding partnership interests. FCPT OP Holdings, LP owns 0.2% of issued and outstanding partnership interests, and non-affiliated third parties own approximately 0.46%

Kerrow Holdings, LLC	Texas	No	Four Corners Property Trust, Inc. owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 2

Kerrow Restaurants, LLC	Texas	Yes	Kerrow Holdings, LLC owns 100% of the issued and outstanding membership interests

FCPT Garden Properties, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

FCPT Sunshine Properties, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

FCPT SW Properties, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

FCPT International Drive, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

SCHEDULE 5.4

(to Note Purchase Agreement)

Name	Jurisdiction of Organization	Material Subsidiary	Equity Interests
FCPT Keystone Properties 11, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

Four Corners GP, LLC	Delaware	No	Parent owns 100% of the issued and outstanding membership interests

FCPT Keystone Properties, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 89% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1; FCPT Keystone Properties 11, LLC owns 11% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 2

FCPT Restaurant Properties, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

FCPT Remington Properties, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

FCPT Hospitality Properties, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

FCPT PA Hospitality Properties 11, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

FCPT PA Hospitality Properties, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 89% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1; FCPT PA Hospitality Properties 11, LLC owns 11% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 2

FCPT Acquisitions, LLC	Delaware	No	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests

Name	Jurisdiction of Organization	Material Subsidiary	Equity Interests
FCPT Holdings, LLC	Delaware	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests

FCPT TRS, LLC	Delaware	No	Parents owns 100% of the issued and outstanding membership interests

FCPT OP Holdings, LP	Delaware	No	Parent owns 99% of the issued and outstanding partnership interests and FCPT TRS, LLC owns 1% of the issued and outstanding partnership interests

B. Joint Ventures

None.

C. Directors and Senior Officers

Parent

John S. Moody, Director

Douglas B. Hansen, Director

Marran H. Ogilvie, Director

Paul E. Szurek, Director

Will H. Leneham, Director and CEO

Gerald R. Morgan, CFO

James L. Brat, General Counsel and Secretary

Company

The Company is managed by the General Partner. The General Partner’s Managers and Senior Officers are as follows:

Gerald R. Morgan, Sole Manager, President and Treasurer

James L. Brat, Secretary

D. Liens on Equity Interests

Liens under the Bank Credit Agreement will be released substantially simultaneously with Closing.

E. Restrictions on Distributions

1. Restrictions contained in the Bank Credit Agreement and this Agreement.

2. Restrictions contained in Section 6.2 of the Company’s Limited Partnership Agreement dated August 11, 2015.

ELIGIBLE UNENCUMBERED REAL PROPERTY ASSETS AND

ELIGIBLE UNENCUMBERED MORTGAGE NOTE VALUE

A. Eligible Unencumbered Real Property Assets

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	5021 West Irlo Bronson Hwy	Kissimmee	FL	N
Olive Garden	1274 US Highway 31	Greenwood	IN	N
Olive Garden	6130 E 82nd Street	Indianapolis	IN	N
Olive Garden	1545 Flamingo Road	Las Vegas	NV	N
Olive Garden	3363 SW College Road	Ocala	FL	N
Olive Garden	3730 University Dr NW	Huntsville	AL	N
Olive Garden	6410 Grape Road	Mishawaka	IN	N
Olive Garden	1919 S Reynolds Road	Toledo	OH	N
Olive Garden	4420 West 14th Street	Bradenton	FL	N
Olive Garden	29461 US Hwy 19 North	Clearwater	FL	N
Olive Garden	3911 US 98 N	Lakeland	FL	N
Olive Garden	3816 Towne Crossing Blvd	Mesquite	TX	N
Olive Garden	8020 Bedford/Euless Road	North Richland Hills	TX	N
Olive Garden	925 Alta Mere Drive Ridgmartown Ctr	Fort Worth	TX	N
Olive Garden	8155 E Washington	Indianapolis	IN	N
Olive Garden	8833 Burnet Road	Austin	TX	N
Olive Garden	1176 Mount Zion Road	Morrow	GA	N
Olive Garden	12870 Cleveland Avenue	Fort Myers	FL	N
Olive Garden	7019 S Memorial Drive	Tulsa	OK	N
Olive Garden	3701 Airport Blvd Festival Center	Mobile	AL	N
Olive Garden	4810 Dressler Road	Canton	OH	N
Olive Garden	1701 New Stine Road	Bakersfield	CA	N

SCHEDULE 5.10

(to Note Purchase Agreement)

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	6700 Hwy 19	Pinellas Park	FL	N
Olive Garden	3565 Mall Blvd	Duluth	GA	N
Olive Garden	17500 Bagley Road	Middleburg Heights	OH	N
Olive Garden	25 Ludwig Dr	Fairview Heights	IL	N
Olive Garden	12361 State Road 535	Orlando	FL	N
Olive Garden	13835 Lakeside Circle	Sterling Heights	MI	N
Olive Garden	4900 S Virginia	Reno	NV	N
Olive Garden	3924 Medina Road	Akron	OH	N
Olive Garden	3883 28th St SE	Grand Rapids	MI	N
Olive Garden	9251 Monte Vista	Montclair	CA	N
Olive Garden	7206 Kingston Pike	Knoxville	TN	N
Olive Garden	7179 Dixie Hwy	Fairfield	OH	N
Olive Garden	5120 Monroe Street	Toledo	OH	N
Olive Garden	16601 N Torrence Ave	Lansing	IL	N
Olive Garden	4701 American Blvd W	Bloomington	MN	N
Olive Garden	701 N Milwaukee Avenue	Vernon Hills	IL	N
Olive Garden	2736 Washington Rd	Augusta	GA	N
Olive Garden	2200 Hamilton Place Blvd	Chattanooga	TN	N
Olive Garden	3699 Miller Rd	Flint	MI	N
Olive Garden	807 S University Drive	Plantation	FL	N
Olive Garden	14000 Middlebelt Rd	Livonia	MI	N
Olive Garden	4900 S Tamiami Trail	Sarasota	FL	N
Olive Garden	3630 Bay Road	Saginaw	MI	N
Olive Garden	4001 W Airport Freeway	Irving	TX	N
Olive Garden	2602 West Brandon Blvd	Brandon	FL	N
Olive Garden	7160 Sawmill Road	Columbus	OH	N
Olive Garden	25984 Lorain Road	North Olmsted	OH	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	1340 Kenneth Road	York	PA	N
Olive Garden	2321 W I 240 Service Rd	Oklahoma City	OK	N
Olive Garden	3600 Westown Parkway	West Des Moines	IA	N
Olive Garden	6155 NW Loop 410	San Antonio	TX	N
Olive Garden	429 Barrett Pkwy	Kennesaw	GA	N
Olive Garden	6700 Westnedge Ave S	Portage	MI	N
Olive Garden	800 North 8th St	West Dundee	IL	N
Olive Garden	5815 Suemandy Drive	Saint Peters	MO	N
Olive Garden	13730 San Pedro	San Antonio	TX	N
Olive Garden	5258 S Padre Island Drive	Corpus Christi	TX	N
Olive Garden	7525 FM 1960 W	Houston	TX	N
Olive Garden	585 I-10 North	Beaumont	TX	N
Olive Garden	405 Cypress Garden Blvd SE	Winter Haven	FL	N
Olive Garden	15355 Eureka Road	Southgate	MI	N
Olive Garden	30 East Anthony Drive	Champaign	IL	N
Olive Garden	11882 E Colonial Drive	Orlando	FL	N
Olive Garden	315 Coliseum Blvd W	Fort Wayne	IN	N
Olive Garden	4339 13th Avenue SW	Fargo	ND	N
Olive Garden	2943 Lakewood Village Drive	North Little Rock	AR	N
Olive Garden	6050 Youngerman Circle Orange Park	Jacksonville	FL	N
Olive Garden	1361 S. Decatur Blvd	Las Vegas	NV	N
Olive Garden	12330 Amargosa Rd	Victorville	CA	N
Olive Garden	1565 5th Avenue S	Naples	FL	N
Olive Garden	532 Jefferson Road	Rochester	NY	N
Olive Garden	1631 Ring Road	Chesapeake	VA	N
Olive Garden	1749 Beam Avenue	Maplewood	MN	N
Olive Garden	234 N Mc Pherson Church Rd	Fayetteville	NC	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	4221 196th Street SW	Lynnwood	WA	N
Olive Garden	1300 Interstate 70 Dr S.W.	Columbia	MO	N
Olive Garden	1925 SW Wanamaker Rd	Topeka	KS	N
Olive Garden	323 N Rock Road	Wichita	KS	N
Olive Garden	1131 Bell Road	Antioch	TN	N
Olive Garden	4760 S 76th Street	Greenfield	WI	N
Olive Garden	2530 Enterprise Road	Orange City	FL	N
Olive Garden	3820 South US Hwy 41	Terre Haute	IN	N
Olive Garden	7113 West Broad Street	Richmond	VA	N
Olive Garden	274 Harbison Blvd	Columbia	SC	N
Olive Garden	305 Rocky Run Parkway	Talleyville	DE	N
Olive Garden	5380 S Wadsworth Blvd	Littleton	CO	N
Olive Garden	8201 W Flagler	Miami	FL	N
Olive Garden	1525 County Road C	Roseville	MN	N
Olive Garden	513 Academy Boulevard	Colorado Springs	CO	N
Olive Garden	2390 S Havana Street	Aurora	CO	N
Olive Garden	320 N Milwaukee Street	Boise	ID	N
Olive Garden	24845 Gratiot Avenue	Eastpointe	MI	N
Olive Garden	109 Grand Central Avenue	Parkersburg	WV	N
Olive Garden	389 Shaw Avenue	Clovis	CA	N
Olive Garden	9079 Vantage Point Dr	Dallas	TX	N
Olive Garden	12711 Gulf Freeway	Houston	TX	N
Olive Garden	8315 Benson Drive	Columbia	MD	N
Olive Garden	222 Expressway 83	McAllen	TX	N
Olive Garden	10144 Phillips Hwy	Jacksonville	FL	N
Olive Garden	853 Boardman-Poland Rd	Boardman	OH	N
Olive Garden	460 Hospitality Lane	San Bernardino	CA	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	2508 W New Haven Avenue	West Melbourne	FL	N
Olive Garden	9080 SW Freeway	Houston	TX	N
Olive Garden	1051 W Rancho Vista Blvd	Palmdale	CA	N
Olive Garden	14405 Gideon Drive	Woodbridge	VA	N
Olive Garden	1925 Valley View Blvd NW	Roanoke	VA	N
Olive Garden	504 W 2230 North	Provo	UT	N
Olive Garden	7505 Dodge Street	Omaha	NE	N
Olive Garden	40 McIntyre Square Drive	Pittsburgh	PA	N
Olive Garden	5102 Jonestown Road	Harrisburg	PA	N
Olive Garden	9421 Pineville Matthews Road	Pineville	NC	N
Olive Garden	72225 Highway 111	Palm Desert	CA	N
Olive Garden	3003 Brittany Court	Elkhart	IN	N
Olive Garden	5743 Johnston Street	Lafayette	LA	N
Olive Garden	10715 N Rodney Parham Rd	Little Rock	AR	N
Olive Garden	475 Ohio Pike	Cincinnati	OH	N
Olive Garden	1405 N. Kings Highway	Myrtle Beach	SC	N
Olive Garden	1320 Hurstbourne Lane	Louisville	KY	N
Olive Garden	2520 E Co Line Road	Highlands Ranch	CO	N
Olive Garden	43300 Crescent Blvd	Novi	MI	N
Olive Garden	104 W Loop 281	Longview	TX	N
Olive Garden	5945 Peach Street	Erie	PA	N
Olive Garden	5163 Route 30	Greensburg	PA	N
Olive Garden	905 Holcomb Bridge Rd	Roswell	GA	N
Olive Garden	2782 Wilma Rudolph Blvd	Clarksville	TN	N
Olive Garden	2819 Oneida Street	Green Bay	WI	N
Olive Garden	4900 Fields-Ertel Road	Cincinnati	OH	N
Olive Garden	3121 West 41st Street	Sioux Falls	SD	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	222 Yakima Avenue	Yakima	WA	N
Olive Garden	1802 W Lincoln St	Harlingen	TX	N
Olive Garden	1025 Dana Drive	Redding	CA	N
Olive Garden	6850 W. Cheyenne Ave.	Las Vegas	NV	N
Olive Garden	14650 Baltimore Ave.	Laurel	MD	N
Olive Garden	4604 S. Cooper Street	Arlington	TX	N
Olive Garden	6000 Durand Avenue	Racine	WI	N
Olive Garden	6201 E. Southern Ave.	Mesa	AZ	N
Olive Garden	3905 S. College Ave.	Fort Collins	CO	N
Olive Garden	4805 Capital Blvd	Raleigh	NC	N
Olive Garden	263 N Dupont Hwy	Dover	DE	N
Olive Garden	4151 South Street	Lafayette	IN	N
Olive Garden	4240 Beltline Rd	Addison	TX	N
Olive Garden	1275 N. Casaloma	Appleton	WI	N
Olive Garden	2397 SR 77	Panama City	FL	N
Olive Garden	10212 Emmett F. Lowry Expressw	Texas City	TX	N
Olive Garden	304 W. McGalliard Rd.	Muncie	IN	N
Olive Garden	1315 W. Esplanade Ave.	Kenner	LA	N
Olive Garden	639 N. Cockrell Hill	Duncanville	TX	N
Olive Garden	2044 South Road	Poughkeepsie	NY	N
Olive Garden	2201 Grant Rd	Billings	MT	N
Olive Garden	100 Paddy Creek Circle	Rochester	NY	N
Olive Garden	715 Grape St	Whitehall	PA	N
Olive Garden	5150 Hinkleville Rd	Paducah	KY	N
Olive Garden	16151 Ford Rd.	Dearborn	MI	N
Olive Garden	741 Hogan Rd	Bangor	ME	N
Olive Garden	3030 Alpine Ave Nw	Grand Rapids	MI	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	3915 W War Memorial Dr	Peoria	IL	N
Olive Garden	2048 Woodbury Ave.	Newington	NH	N
Olive Garden	5520 S. Broadway Ave.	Tyler	TX	N
Olive Garden	2813 Humes Rd.	Janesville	WI	N
Olive Garden	80 N. Nellis Blvd.	Las Vegas	NV	N
Olive Garden	6710 Roosevelt Ave	Middletown	OH	N
Olive Garden	223 Loudon Rd.	Concord	NH	N
Olive Garden	3790 W 76 Country Blvd	Branson	MO	N
Olive Garden	150 Coon Rapids Blvd.	Coon Rapids	MN	N
Olive Garden	12980 Fair Lakes Ctr	Fairfax	VA	N
Olive Garden	3951 Maple Rd.	Amherst	NY	N
Olive Garden	10280 E. Technology Blvd	Dallas	TX	N
Olive Garden	121 Tunnel Rd	Asheville	NC	N
Olive Garden	3620 Crain Hwy	Waldorf	MD	N
Olive Garden	2865 Centre Dr.	Fairborn	OH	N
Olive Garden	3031 E Hammonds Blvd	Joplin	MO	N
Olive Garden	200 N. Galleria Dr.	Middletown	NY	N
Olive Garden	367 Collins Rd.	Cedar Rapids	IA	N
Olive Garden	4920 Golf Rd.	Eau Claire	WI	N
Olive Garden	202 Laurel Oak Rd	Voorhees	NJ	N
Olive Garden	4400 E. Sunset Rd.	Henderson	NV	N
Olive Garden	4125 Route 31	Clay	NY	N
Olive Garden	117 Ed Noble Parkway	Norman	OK	N
Olive Garden	898 Hebron Rd.	Heath	OH	N
Olive Garden	3500 O’Neill Dr.	Jackson	MI	N
Olive Garden	1049 W. Mercury Blvd	Hampton	VA	N
Olive Garden	1010 W. Elliott Rd.	Tempe	AZ	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	1315 E. San Marnan Dr	Waterloo	IA	N
Olive Garden	12 Mall Rd. Huntington Mall	Barboursville	WV	N
Olive Garden	7889 W Bell Rd.	Peoria	AZ	N
Olive Garden	9413 State Rd 16	Onalaska	WI	N
Olive Garden	301 W. State Highway 114	Grapevine	TX	N
Olive Garden	2705 W. Loop 250 N.	Midland	TX	N
Olive Garden	26715 Interstate 45 N.	Spring	TX	N
Olive Garden	178 Wolf Road	Colonie	NY	N
Olive Garden	7515 Rogers Ave.	Fort Smith	AR	N
Olive Garden	6347 I-55 North	Jackson	MS	N
Olive Garden	2093 Schorrway Dr.	Lancaster	OH	N
Olive Garden	1936 Roschman Ave	Lima	OH	N
Olive Garden	2150 Richmond Rd.	Williamsburg	VA	N
Olive Garden	3350 Dodge St	Dubuque	IA	N
Olive Garden	907 Howard St.	Zanesville	OH	N
Olive Garden	5609 Spectrum Dr.	Frederick	MD	N
Olive Garden	500 Gorsuch Rd	Westminster	MD	N
Olive Garden	1095 Iyannough Rd	Hyannis	MA	N
Olive Garden	1700 Crossing Drive	Wyomissing	PA	N
Olive Garden	1077 Valley River Dr	Eugene	OR	N
Olive Garden	11333 Abercorn St	Savannah	GA	N
Olive Garden	7740 Mentor Ave	Mentor	OH	N
Olive Garden	6710 Douglas Blvd	Douglasville	GA	N
Olive Garden	3220 Buford Dr	Buford	GA	N
Olive Garden	12520 Elm Creek Blvd N	Maple Grove	MN	N
Olive Garden	15090 West 119th Street	Olathe	KS	N
Olive Garden	12827 Ranch Rd 620 N	Austin	TX	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	525 W. Canfield Ave	Coeur D’Alene	ID	N
Olive Garden	2886 Preston Road	Frisco	TX	N
Olive Garden	215 S. Weber Road	Bolingbrook	IL	N
Olive Garden	1651 Sternberg Road	Muskegon	MI	N
Olive Garden	8405 US Highway 64	Memphis	TN	N
Olive Garden	1420 N Louisiana Ave	Kennewick	WA	N
Olive Garden	100 Sundance Pkwy	Round Rock	TX	N
Olive Garden	2811 E. Central Texas Expwy	Killeen	TX	N
Olive Garden	4403 E. Mills Circle	Ontario	CA	N
Olive Garden	16929 Lakeside Hills Plaza	Omaha	NE	N
Olive Garden	320 North Jacobs Dr	Bloomington	IN	N
Olive Garden	6722 Miller Lane	Dayton	OH	N
Olive Garden	3616 North Mall Ave	Fayetteville	AR	N
Olive Garden	1844 Northwest Expressway	Oklahoma City	OK	N
Olive Garden	3011 Turner Hill Road	Lithonia	GA	N
Olive Garden	380 17th Ave. NW	Rochester	MN	N
Olive Garden	12560 Jefferson Ave	Newport News	VA	N
Olive Garden	10500 Coors Blvd By-Pass NW	Albuquerque	NM	N
Olive Garden	4210 24th Avenue	Fort Gratiot	MI	N
Olive Garden	2809 I-35E South	Denton	TX	N
Olive Garden	4038 Wards Road	Lynchburg	VA	N
Olive Garden	901 Mall Dr	Duluth	MN	N
Olive Garden	1213 West Irvington Road	Tucson	AZ	N
Olive Garden	10136-112 Two Notch Road	Columbia	SC	N
Olive Garden	4110 South Mooney Blvd	Visalia	CA	N
Olive Garden	15814 Interstate 10 West	San Antonio	TX	N
Olive Garden	200 Station Drive	Anderson	SC	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	1725 West Prien Lake Rd	Lake Charles	LA	N
Olive Garden	1757 Martin Luther King Drive	Houma	LA	N
Olive Garden	3242 North Gloster Street	Tupelo	MS	N
Olive Garden	1067 Vann Drive	Jackson	TN	N
Olive Garden	510 Earl Rudder Freeway South	College Station	TX	N
Olive Garden	212 Newnan Crossing By-Pass	Newnan	GA	N
Olive Garden	5204 Frederica Street	Owensboro	KY	N
Olive Garden	1261 W Southern Ave	Mesa	AZ	N
Olive Garden	6615 Airways Blvd	Southaven	MS	N
Olive Garden	1720 E. 16th Street	Yuma	AZ	N
Olive Garden	8367 3rd Street N.	Oakdale	MN	N
Olive Garden	4840 North George Bush Hwy	Garland	TX	N
Olive Garden	1010 Pittsburgh Mills Blvd	Tarentum	PA	N
Olive Garden	3101 Mall Drive	Texarkana	TX	N
Olive Garden	4108 Central Ave	Hot Springs	AR	N
Olive Garden	2901 W Radio Rd	Florence	SC	N
Olive Garden	7609 NE Zac Lentz Parkway	Victoria	TX	N
Olive Garden	3360 Ross Clark Circle	Dothan	AL	N
Olive Garden	4399 W. Houston Harte Expy	San Angelo	TX	N
Olive Garden	1354 IH 35 North	New Braunfels	TX	N
Olive Garden	1514 Stringtown Rd	Grove City	OH	N
Olive Garden	2254 Tiger Town Parkway	Opelika	AL	N
Olive Garden	2641 N. Maize Rd	West Wichita	KS	N
Olive Garden	3240 N. Elizabeth St	Pueblo	CO	N
Olive Garden	4930 Sergeant Road	Sioux City	IA	N
Olive Garden	6870 Whitmore Lake Rd	Brighton	MI	N
Olive Garden	2626 N. 75th Avenue	Phoenix	AZ	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	1415 Western Blvd	Jacksonville	NC	N
Olive Garden	1417 N Bridge St	Chillicothe	OH	N
Olive Garden	401 South Mt. Juliet Road Suite 115	Mount Juliet	TN	N
Olive Garden	510 Cabela Drive	Triadelphia	WV	N
Olive Garden	2439 Taylor Square Drive	Reynoldsburg	OH	N
Olive Garden	7844 Mall Road	Florence	KY	N
Olive Garden	3725 Stone Creek Blvd	Cincinnati	OH	N
Olive Garden	3400 North 14th Street	Bismarck	ND	N
Olive Garden	1098 Crossings Circle	Spring Hill	TN	N
Olive Garden	7811 S IH 35	San Antonio	TX	N
Olive Garden	4441 S. Franklin St	Michigan City	IN	N
Olive Garden	1301 E Hillside Dr	Broken Arrow	OK	N
Olive Garden	2935 Meadow Creek Drive	Bossier City	LA	N
Olive Garden	13040 City Station Drive	Jacksonville	FL	N
Olive Garden	2168 Lantern Ridge Drive	Richmond	KY	N
Olive Garden	770 SE Oralabor Rd	Ankeny	IA	N
Olive Garden	1919 N Eastman Road	Kingsport	TN	N
Olive Garden	100 N Telshor Blvd	Las Cruces	NM	N
Olive Garden	715 Tuttle Creek Blvd	Manhattan	KS	N
Olive Garden	10110 77th Street	Pleasant Prairie	WI	N
Olive Garden	5152 Highway 70	Morehead City	NC	N
Olive Garden	4811 R Outer Loop	Louisville	KY	N
Olive Garden	3401 Raleigh Road Parkway W Bldg. 7	Wilson	NC	N
Olive Garden	3707 Denmark Drive	Council Bluffs	IA	N
Olive Garden	21422 S Ellsworth Loop Road	Queen Creek	AZ	N
Olive Garden	4636 Commercial Dr	New Hartford	NY	N
Olive Garden	1532 Military Road	Niagara Falls	NY	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Olive Garden	1175 Dawsonville Hwy NW	Gainesville	GA	N
Olive Garden	4499 Keith St. NW	Cleveland	TN	N
Bahama Breeze	8849 International Drive	Orlando	FL	N
Bahama Breeze	3309 Wake Forest Dr.	Raleigh	NC	N
Bahama Breeze	3590 Breckinridge Blvd	Duluth	GA	N
Bahama Breeze	12395 SW 88th Sreet	Miami	FL	N
Bahama Breeze	14701 S. Tamiami Trail	Fort Myers	FL	N
Bahama Breeze	11000 Pines Blvd	Pembroke Pines	FL	N
Bahama Breeze	19600 Haggerty Rd	Livonia	MI	N
Bahama Breeze	2750 Sawgrass Mills Circle	Sunrise	FL	N
Bahama Breeze	10205 River Coast Drive	Jacksonville	FL	N
Bahama Breeze	1200 N Alafaya Trail	Orlando	FL	N
Olive Garden	21220 Katy Freeway	Katy	TX	N
Olive Garden	4289 Robert C. Byrd Drive	Beckley	WV	N
Olive Garden	2048 N State Route 50	Bourbonnais	IL	N
Olive Garden	6330 SW 3rd St	Oklahoma City	OK	N
Olive Garden	5450 Renner Rd	Columbus	OH	N
Seasons 52	8930 Tamiami Trail North	Naples	FL	N
Seasons 52	5096 Big Island Dr	Jacksonville	FL	N
Longhorn Steakhouse	4315 Hugh Howell Road	Tucker	GA	N
Longhorn Steakhouse	2120 Killian Hill Road	Snellville	GA	N
Longhorn Steakhouse	3072 Riverside Drive	Macon	GA	N
Longhorn Steakhouse	3241 Washington Road	Augusta	GA	N
Longhorn Steakhouse	307 S E 17th Street	Ocala	FL	N
Longhorn Steakhouse	149 Douglas Avenue	Altamonte Springs	FL	N
Longhorn Steakhouse	7501 Foltz Drive	Florence	KY	N
Longhorn Steakhouse	1709 Browns Bridge Road	Gainesville	GA	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Longhorn Steakhouse	2633 Floy Farr Parkway	Peachtree City	GA	N
Longhorn Steakhouse	800 Lawrenceville-Suwanee Rd	Lawrenceville	GA	N
Longhorn Steakhouse	2901 NW Federal Hwy	Jensen Beach	FL	N
Longhorn Steakhouse	34863 Emerald Coast Parkway	Destin	FL	N
Longhorn Steakhouse	2733 Dawson Road	Albany	GA	N
Longhorn Steakhouse	6035 Blazer Memorial Pkwy	Dublin	OH	N
Longhorn Steakhouse	171 Harbison Road	Columbia	SC	N
Longhorn Steakhouse	10605 Centrum Parkway	Pineville	NC	N
Longhorn Steakhouse	10845 Medlock Bridge Rd	Johns Creek	GA	N
Longhorn Steakhouse	6012 Landmark Center Blvd	Greensboro	NC	N
Longhorn Steakhouse	1450 Perimeter Pkwy	Huntsville	AL	N
Longhorn Steakhouse	1332 Highway 70 SE	Hickory	NC	N
Longhorn Steakhouse	8212 Citrus Park Drive	Tampa	FL	N
Longhorn Steakhouse	2788 Wilma Rudolph Blvd	Clarksville	TN	N
Longhorn Steakhouse	12901 S Orange Blossom Trail	Orlando	FL	N
Longhorn Steakhouse	217 Loudon Rd	Concord	NH	N
Longhorn Steakhouse	309 North Alafaya Trail	Orlando	FL	N
Longhorn Steakhouse	4907 Grande Blvd	Medina	OH	N
Longhorn Steakhouse	4775 Hwy 280 South	Hoover	AL	N
Longhorn Steakhouse	953 Boardman-Poland Rd	Boardman	OH	N
Longhorn Steakhouse	2295 Cobbs Ford Rd	Prattville	AL	N
Longhorn Steakhouse	100 Rockhill Drive	Bensalem	PA	N
Longhorn Steakhouse	1696 NW Chipman	Lee’s Summit	MO	N
Longhorn Steakhouse	20017 Century Blvd	Germantown	MD	N
Longhorn Steakhouse	4171 Rockside Rd	Independence	OH	N
Longhorn Steakhouse	4800 Jimmy Lee Smith Pkwy	Hiram	GA	N
Longhorn Steakhouse	2535 Hurstbourne Gem Lane	Louisville	KY	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Longhorn Steakhouse	4100 Town Center Blvd	Bowie	MD	N
Longhorn Steakhouse	3315 Crain Highway	Waldorf	MD	N
Longhorn Steakhouse	6841 Okeechobee Blvd	West Palm Beach	FL	N
Longhorn Steakhouse	8650 Snowden River Pkwy	Columbia	MD	N
Longhorn Steakhouse	3480 Camp Creek Pkwy	East Point	GA	N
Longhorn Steakhouse	2217 Harrodsburg Rd	Lexington	KY	N
Longhorn Steakhouse	875 1st Street SW	Winter Haven	FL	N
Longhorn Steakhouse	1366 Airport Rd	Jacksonville	FL	N
Longhorn Steakhouse	6870 US Highway 90	Daphne	AL	N
Longhorn Steakhouse	3730 Clemson Blvd	Anderson	SC	N
Longhorn Steakhouse	35645 US Hwy 19	Palm Harbor	FL	N
Longhorn Steakhouse	7711 Voice of America Centre D	West Chester	OH	N
Longhorn Steakhouse	3545 Missouri Blvd	Jefferson City	MO	N
Longhorn Steakhouse	14056 Thunderbolt Place	Chantilly	VA	N
Longhorn Steakhouse	795 Hwy 400 South	Dawsonville	GA	N
Longhorn Steakhouse	2601 Gateway Dr	Opelika	AL	N
Longhorn Steakhouse	10240 East Washington St	Indianapolis	IN	N
Longhorn Steakhouse	1742 Stringtown Rd	Grove City	OH	N
Longhorn Steakhouse	2451 Wabash Ave	Springfield	IL	N
Longhorn Steakhouse	6112 Pavilion Way NW	Covington	GA	N
Longhorn Steakhouse	410 West Waterfront Dr	West Homestead	PA	N
Longhorn Steakhouse	1155 Bankhead Hwy	Carrollton	GA	N
Longhorn Steakhouse	1000 Pittsburgh Mills Blvd	Tarentum	PA	N
Longhorn Steakhouse	30769 Hwy 441 South	Commerce	GA	N
Longhorn Steakhouse	30 Highland Xing South	East Ellijay	GA	N
Longhorn Steakhouse	3366 Cobb Parkway NW	Acworth	GA	N
Longhorn Steakhouse	7401 North Grand Praire Dr	Peoria	IL	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Longhorn Steakhouse	5583 Highway 153	Hixson	TN	N
Longhorn Steakhouse	10012 Southpoint Pkwy	Fredericksburg	VA	N
Longhorn Steakhouse	1201 University Town Center Bl	Morgantown	WV	N
Longhorn Steakhouse	3021 West Radio Dr	Florence	SC	N
Longhorn Steakhouse	1650 Olmstead Dr	Portage	IN	N
Longhorn Steakhouse	100 Hampton Court	Perry	GA	N
Longhorn Steakhouse	15721 Panama City Beach Pkwy	Panama City Beach	FL	N
Longhorn Steakhouse	1518 Lafayette Pkwy	LaGrange	GA	N
Longhorn Steakhouse	1301 Lovers Lane Rd	Calhoun	GA	N
Longhorn Steakhouse	106 Travel Center Blvd	Dublin	GA	N
Longhorn Steakhouse	185 Martin Luther King Jr. Blv	Monroe	GA	N
Longhorn Steakhouse	249 Range 12 Blvd	Denham Springs	LA	N
Longhorn Steakhouse	278 Carpenters Cove Lane	Cornelia	GA	N
Longhorn Steakhouse	4409 S. Laburnum Ave	Richmond	VA	N
Longhorn Steakhouse	7059 Arundel Mills Circle	Hanover	MD	N
Longhorn Steakhouse	5449 Gateway Village Circle	Orlando	FL	N
Longhorn Steakhouse	1294 SW Iris Drive	Conyers	GA	N
Longhorn Steakhouse	21 Constitution Avenue	Thomasville	GA	N
Longhorn Steakhouse	1035 Grape Street	Whitehall	PA	N
Longhorn Steakhouse	3805 Phoenix Ave	Fort Smith	AR	N
Longhorn Steakhouse	631 Vann Drive	Jackson	TN	N
Longhorn Steakhouse	121 Crown Pointe	Kingsland	GA	N
Longhorn Steakhouse	2626 Red Wolf Blvd.	Jonesboro	AR	N
Longhorn Steakhouse	3600 Expressway 83	McAllen	TX	N
Longhorn Steakhouse	3727 Denmark Drive	Council Bluffs	IA	N
Longhorn Steakhouse	3574 North Gloster Street	Tupelo	MS	N
Longhorn Steakhouse	2101 N Prospect Ave	Champaign	IL	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
Longhorn Steakhouse	1510 Eglin St.	Rapid City	SD	N
Longhorn Steakhouse	255 Palm Bay Rd	West Melbourne	FL	N
Longhorn Steakhouse	2170 W Broad Street	Athens	GA	N
Longhorn Steakhouse	114 Laurel Park Cove	Flowood	MS	N
Longhorn Steakhouse	1440 Almonesson Road	Deptford	NJ	N
Longhorn Steakhouse	7401 N 10th Street	McAllen	TX	N
Longhorn Steakhouse	25 Bear Creek Blvd	Wilkes Barre	PA	N
Longhorn Steakhouse	5120 Hwy 70	Morehead City	NC	N
Longhorn Steakhouse	2023 Highway 45 N	Columbus	MS	N
Longhorn Steakhouse	5219 Milan Road	Sandusky	OH	N
Longhorn Steakhouse	2671 James Street	Coralville	IA	N
Longhorn Steakhouse	9681 Colerain Ave	Cincinnati	OH	N
Longhorn Steakhouse	4305 Holiday Inn Express Way N	Cleveland	TN	N
Longhorn Steakhouse	1707 22nd Ave SW	Minot	ND	N
Longhorn Steakhouse	420 Exchange Blvd	Bethlehem	GA	N
Wildfish	1834 N Loop 1604 W.	San Antonio	TX	N
Pizza Hut	1156 W Jefferson St	Joliet	IL	N
Pizza Hut	2429 Sycamore Dr	Morris	IL	N
Pizza Hut	603 Center Pkwy	Yorkville	IL	N
Pizza Hut	1916 E Commercial Ave	Lowell	IN	N
Pizza Hut	975 W Lincoln Hwy	Schereville	IN	N
Pizza Hut	6159 US Highway 6	Portage	IN	N
Wendy’s	2646 John Ben Shepperd Pkwy	Odessa	TX	N
Arby’s	778 Word Plaza	Rocky Mount	NC	N
Arby’s	293 Premier Blvd	Roanoke Rapids	NC	N
KFC	9848 Livernois Ave	Detroit	MI	N
KFC	1361 N Opdyke Rd	Auburn Hills	MI	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
KFC	9041 Chalmers St	Detroit	MI	N
KFC	13546 W McNichols Rd	Detroit	MI	N
Buffalo Wild Wings	1053 Lawrence Dr.	Burlington	IA	N
Buffalo Wild Wings	2683 N. Seminary Street,	Galesburg	IL	N
Buffalo Wild Wings	1724 E. Jackson Street	Macomb	IL	N
Dairy Queen	7819 East Admiral Place	Tulsa	OK	N
Burger King	660 King Street	Keysville	VA	N
Burger King	231 S Madison Boulevard	Roxboro	NC	N
Burger King	825 Martin Luther King Jr Ave	Oxford	NC	N
Burger King	925 Winchester Road NE	Huntsville	AL	N
Burger King	803 Highway 278 East	Amory	MS	N
Arby’s	1149 East Atlantic Street	South Hill	VA	N
Arby’s	2104 South Main Street	Wake Forest	NC	N
Arby’s	8685 Birch Run Rd	Birch Run	MI	N
Arby’s	8254 W Grand River Rd	Brighton	MI	N
Burger King	1490 Chelsa Drive	Madisonville	KY	N
Denny’s	900 North Leavitt Rd	Amherst	OH	N
Fazoli’s	3457 State Road 26 East	Lafayette	IN	N
Steak ’n Shake	4240 Venture Dive	Peru	IL	N
Steak ’n Shake	1940 94th Court	Vero Beach	FL	N
Wendy’s	3955 Wadsworth	Wheat Ridge	CO	N
Wendy’s	11779 East 8 Mile Rd	Warren	MI	N
Zaxby’s	3951 Stone Mountain Highway	Snellville	GA	N
KFC	2003 S Hasting Way	Altoona	WI	N
KFC	3415 Fiesta Court	LaCrosse	WI	N
KFC	2301 S Main St	Rice Lake	WI	N
KFC	1017 Woodward Ave	Chippewa Falls	WI	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
KFC	2001 Rose Street	LaCrosse	WI	N
KFC	327 Division St	Stevens Point	WI	N
KFC	1750 S 8th St	Wisconsin Rapids	WI	N
KFC	222 Stewart Ave	Wausau	WI	N
KFC	1512 North Lincoln	Escanaba	MI	N
KFC	1146 10th Ave	Menominee	MI	N
KFC	321 W Pike St	Goshen	IN	N
KFC	4207 S Michigan St	South Bend	IN	N
KFC	5011 Western Ave	South Bend	IN	N
KFC	2612 Lincolnway West	Mishawaka	IN	N
KFC	810 N Washington	Kokomo	IN	N
KFC	1523 S Reed Road	Kokomo	IN	N
Taco Bell	8099 State Road 66	Newburgh	IN	N
Hardee’s	3106 E Meighan Blvd	Gadsden	AL	N
Hardee’s	653 S Main St	Baxley	GA	N
Hardee’s	706 E 1st St	Vidalia	GA	N
Hardee’s	21 E Coffee St	Hazlehurst	GA	N
Burger King	258 Stratton Avenue	Monterey	TN	N
Burger King	1060 North Main Street	Crossville	TN	N
Burger King	4305 Bradford Hicks Dr.	Livingston	TN	N
Burger King	11547 Lebanon Road	Mount Juliet	TN	N
Burger King	11 5 W State Street	Herkimer	NY	N
Burger King	7950 E. Brainerd Road	Chattanooga	TN	N
Steak N’ Shake	8640 N. Michigan Road	Indianapolis	IN	N
Taco Bell	2130 Quintard Ave	Anniston	AL	N
Taco Bell	1928 Broad River Road	Columbia	SC	N
McAlister’s Deli	1680 W State Highway 46	New Braunfels	TX	N

Restaurant	Address	City	State	Subject to a Qualifying Ground Lease (Y/N)?
McAlister’s Deli	1200 N. Main Street	Andrews	TX	N
McAlister’s Deli	16820 NW Military Highway	Shavano Park	TX	N
McAlister’s Deli	2952 North Bryant Street	San Angelo	TX	N
Longhorn Steakhouse	5803 N Loop 1604 W	San Antonio	TX	N
Longhorn Steakhouse	5706 W Loop 1604 N	San Antonio	TX	N
Longhorn Steakhouse	7833 Interstate 35 S	San Antonio	TX	N

B. Mortgage Notes included in Eligible Unencumbered Note Value

None.

EXISTING INDEBTEDNESS

Indebtedness outstanding under that certain Revolving Credit and Term Loan Agreement dated as of November 9, 2015 among the Company, Parent, JPMorgan Chase Bank, N.A., as administrative agent and the other lender parties thereto, as amended by that certain Omnibus Amendment and Waiver dated as of August 2, 2016 and as further amended by that Second Omnibus Amendment and Waiver dated as of February 14, 2017.

SCHEDULE 5.15

(to Note Purchase Agreement)

FORM OF COMPLIANCE CERTIFICATE

[For the Fiscal [Quarter][Year] ended                    ,         ][As of                     , 20        ]

To:        Each holder of a Note under the Agreement that is an Institutional Investor

Ladies and Gentlemen:

Reference is made to that certain Note Purchase Agreement, dated as of April [19], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Company”), Four Corners Property Trust, Inc., a Maryland corporation (the “Parent”) and each holder of a Note from time to time party thereto (collectively, the “holders” and individually, a “holder”). Capitalized terms used and not defined herein shall have the meanings assigned thereto in the Agreement. This Compliance Certificate is being delivered pursuant to Section 7.2 of the Agreement.

The undersigned Senior Financial Officer hereby certifies as of the date hereof that [he][she] is the                      of Four Corners GP, LLC, the general partner of the Company, and that, as such, [he][she] is authorized to execute and deliver this Compliance Certificate to the holders that are Institutional Investors on the behalf of the Company in [his][her] capacity as an officer of the general partner of the Company and not individually, and that:

1.	The financial statements attached hereto as Schedule 1 and delivered herewith pursuant to Section 7.1[a][b] of the Agreement have been prepared in accordance with GAAP, and fairly present in all material respects the financial position of the companies being reported on and their results of operations and cash flows [(subject to changes resulting from year-end adjustments and the absence of footnotes)] 1/.

2.	I have reviewed the terms of the Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Parent, the Company and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 1 above. [Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default.] [Such review has disclosed the existence during or at the end of such accounting period of a condition or event that constitutes a Default or an Event of Default, and set forth below is a description of the nature and period of existence thereof and what action the Parent or the Company, as applicable, has taken or proposes to take with respect thereto:]

1/	Include only for quarterly certifications.

SCHEDULE 7.2

(to Note Purchase Agreement)

3.	The Borrower is in compliance with the financial covenants in Section 10.6 of the Agreement as of the last day of the accounting period covered by the financial statements referred to in Paragraph 1 above. Attached hereto as Schedule 2 is the information from such financial statements required in order to establish such compliance (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and a statement of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of Section 10.6, and the calculation of the amount, ratio or percentage then in existence demonstrating such compliance.

4.	[Included as part of the calculations on Schedule 2 is a reconciliation of the financial statements referred to in Paragraph 1 above with Static GAAP, showing in reasonable detail the effect of the application of Static GAAP.] 2/

5.	[Included as part of the calculations on Schedule 2 is a Parent Release Reconciliation showing in reasonable detail the effect of the exclusion of Kerrow and its Subsidiaries from the calculation of the financial covenants, in each case, in the event that there is any impact on the financial covenant calculations as a result of such exclusion.] 3/

6.	[Included as part of the calculations on Schedule 2 is a reconciliation from GAAP resulting from the Parent, the Company or any Subsidiary making an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with the Agreement pursuant to Section 22.3) as to the period covered by the financial statements referred to in Paragraph 1 above.] 4/

7.	Attached hereto as Schedule 3 is a list of all Persons that are Guarantors (if any). Each Person that is required to be a Guarantor pursuant to Section 9.7 and 9.8 of the Agreement is a Guarantor on the date hereof.

[Signature Page to Follow]

2/	Include only if, as a result of changes to GAAP, any of the covenants in Section 10.6 no longer apply as intended, and Static GAAP is therefore being applied (see Section 22.3(b) of the Agreement).
3/	Include only after a release of the Parent from the Parent Guaranty pursuant to Section 9.8(c)(viii) of the Agreement.
4/	Include only if the Company has elected to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement) pursuant to Section 22.3 of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                    ,        .

Name:
Title:

SCHEDULE 1

Financial Statements

See attached.

SCHEDULE 2

Financial Covenant Compliance Calculations

See attached.

SCHEDULE 3

Guarantors

DARDEN ACQUIRED TENANTS

None.

SCHEDULE DAT

(to Note Purchase Agreement)

DARDEN TENANTS

1.	Bahama Breeze Holdings, LLC

2.	Eddie V’s Holdings, LLC

3.	Florida SE, LLC

4.	GMR Anne Arundel, Inc.

5.	GMR Restaurants of Pennsylvania, LLC

6.	GMRI, Inc.

7.	N and D Restaurants, LLC

8.	Olive Garden of Texas, LLC

9.	Rare Hospitality International, Inc.

10.	Rare Hospitality Management, LLC

11.	Seasons 52 Holdings, LLC

SCHEDULE DT

(to Note Purchase Agreement)

EXCLUDED DARDEN LEASES

1.	8849 International Drive, Orlando, FL

2.	3309 Wake Forest Drive, Raleigh, NC

3.	3590 Breckinridge Blvd, Duluth, GA

4.	12395 SW 88th Street, Miami FL

5.	14701 S. Tamiami Trail, Fort Meyers, FL

6.	11000 Pines Blvd, Pembroke Pines, FL

7.	19600 Haggerty Road, Livonia, MI

8.	2750 Sawgrass Mills Circle, Sunrise, FL

9.	10205 River Coast Drive, Jacksonville, FL

10.	1200 N Alafaya Trail, Orlando, FL

11.	8930 Tamiami Trail North, Naples, FL

12.	5096 Big Island Drive, Jacksonville, FL

13.	1834 N Loop 1604 W., San Antonio, TX

14.	1696 NW Chipman, Lee’s Summit, MO

15.	3545 Missouri Blvd, Jefferson City, MO

16.	3600 Expressway 83, McAllen, TX

17.	3727 Denmark Drive, Council Bluffs, IA

18.	1510 Eglin Street, Rapid City, SD

19.	7401 N 10th Street, McAllen, TX

20.	1707 22ND Ave SW, Minot, ND

SCHEDULE EDL

(to Note Purchase Agreement)